As filed with the Securities and Exchange Commission on September 22, 2011

Registration No. 333-133184

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 8
to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE NEIMAN MARCUS GROUP, INC.

(Exact name of registrant as specified in its charter)
(see table of additional registrants)

Delaware	5311	95-4119509
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Marcus Square, 1618 Main Street, Dallas, Texas 75201, (214) 743-7600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nelson A. Bangs, Esq.
The Neiman Marcus Group, Inc.
One Marcus Square, 1618 Main Street
Dallas, Texas 75201
(214) 743-7600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Robert P. Davis, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2670 (Copies of all communications, including communications sent to agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, including Zip Code and Telephone Number, including Area Code, of Agent for Service, of Registrant’s Principal Executive Offices

Neiman Marcus, Inc.	Delaware	5311	20-3509435	1618 Main St. Dallas, TX 75201 214-743-7600
NM Financial Services, Inc.	Delaware	5311	86-0862446	3200 Las Vegas Blvd. Las Vegas, NV 89109 702-731-3636
BergdorfGoodman.com, LLC	Delaware	5311	20-1470289	1618 Main St. Dallas, TX 75201 214-743-7600
Bergdorf Goodman, Inc.	New York	5311	13-0485530	754 Fifth Ave. New York, NY 10019 212-753-7300
Bergdorf Graphics, Inc.	New York	5311	13-2739271	754 Fifth Ave. New York, NY 10019 212-753-7300
NEMA Beverage Corporation	Texas	5311	75-2323412	1618 Main St. Dallas, TX 75201 214-741-6911
NEMA Beverage Holding Corporation	Texas	5311	75-2849264	1618 Main St. Dallas, TX 75201 214-741-6911
NEMA Beverage Parent Corporation	Texas	5311	75-2849262	1618 Main St. Dallas, TX 75201 214-741-6911
Worth Avenue Leasing Company	Florida	5311	04-3435996	1618 Main St. Dallas, TX 75201 214-741-6911
NMGP, LLC	Virginia	5311	06-1701558	1618 Main St. Dallas, TX 75201 214-741-6911
NM Nevada Trust	Massachusetts	5311	04-3343700	3200 Las Vegas Blvd. Las Vegas, NV 89109 702-731-3636

EXPLANATORY NOTE

This Registration Statement as originally filed registered under the Securities Act of 1933, as amended, resales of two series of debt securities, each issued by The Neiman Marcus Group, Inc. and guaranteed by the other registrants named herein:  the 9%/9 ¾% Senior Notes due 2015 (the “senior notes”) and the 10 3/8% Senior Subordinated Notes due 2015 (the “senior subordinated notes”).  Because no senior notes remain outstanding, this post-effective amendment is updating the registration statement solely with regard to the senior subordinated notes, and withdrawing the senior notes from registration.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
Subject to Completion, dated September 22, 2011

The Neiman Marcus Group, Inc.
10 3/8% Senior Subordinated Notes due 2015

The 10 3/8% Senior Subordinated Notes due 2015 (the “senior subordinated notes”) will mature on October 15, 2015.  We will pay interest on the senior subordinated notes on each April 15 and October 15, commencing on April 15, 2006.  The senior subordinated notes will be our unsecured, senior subordinated obligations and will rank junior in right of payment to all of our existing and future senior indebtedness, including our senior secured credit facilities and our 2028 debentures.

Neiman Marcus, Inc., our parent company, and each of our wholly-owned domestic subsidiaries that has guaranteed our senior secured credit facilities unconditionally guarantees the senior subordinated notes with guarantees that will be subordinated in right of payment to all existing and future senior indebtedness of such guarantor.

We may redeem some or all of the senior subordinated notes at the redemption prices set forth in this prospectus.

You should consider carefully the “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

This prospectus will be used by Credit Suisse Securities (USA) LLC in connection with offers and sales in market-making transactions at negotiated prices related to prevailing market prices.  There is currently no public market for the securities.  We do not intend to list the securities on any securities exchange.  Credit Suisse Securities (USA) LLC has advised us that it is currently making a market in the securities; however, it is not obligated to do so and may stop at any time.  Credit Suisse Securities (USA) LLC may act as principal or agent in any such transaction.  We will not receive the proceeds of the sale of the securities but will bear the expenses of registration.  See “Plan of Distribution.”

Credit Suisse

The date of this prospectus is                          , 2011.

WHERE YOU CAN FIND MORE INFORMATION

We, our parent guarantor and our guarantor subsidiaries have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-1 under the Securities Act with respect to the senior subordinated notes.  This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement.  For further information with respect to us and the senior subordinated notes, reference is made to the registration statement.  Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete.  In addition, we incorporate by reference important information into this prospectus.  See “Incorporation of Certain Information by Reference.”

We file reports and other information with the SEC.  The registration statement, such reports and other information can be read and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington D.C. 20549.  Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates.  You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.  Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

We have agreed under the terms of the senior subordinated notes that, even if we are not required under the Securities Exchange Act of 1934 (the “Exchange Act”) to furnish reports to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us on Forms 10-Q, 10-K and 8-K if we were subject to Sections 13 or 15(d) of the Exchange Act.  So long as our parent is a guarantor, this requirement in respect of the senior subordinated notes may be satisfied by the filing of such reports by our parent, provided that specified consolidating information is provided.  See “Description of Senior Subordinated Notes.”

i

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements based on estimates and assumptions.  Forward-looking statements give our current expectations or forecasts of future events.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “predict,” “expect,” “estimate,” “intend,” “would,” “could,” “should,” “anticipate,” “believe,” “project” or “continue” or the negative thereof or other similar words.  Any or all of our forward-looking statements in this prospectus may turn out to be incorrect, possibly to a material degree.  Such statements can be affected by inaccurate assumptions we might make or by known or unknown risks or uncertainties.  Consequently, no forward-looking statement can be guaranteed.  Actual results may vary materially from our forward-looking statements.  Investors are cautioned not to place undue reliance on any forward-looking statements.

Investors should also understand that it is not possible to predict or identify all the risks and uncertainties that could affect future events and should not consider the following list to be a complete statement of all potential risks and uncertainties.  Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

Leverage Considerations

•                  the effects of incurring a substantial amount of indebtedness under our senior secured credit facilities and our senior subordinated notes;

•                  the ability to refinance our indebtedness under our senior secured credit facilities and the effects of any refinancing;

•                  the effects upon us of complying with the covenants contained in our senior secured credit facilities and the indenture governing our senior subordinated notes;

•                  restrictions on the terms and conditions of the indebtedness under our senior secured credit facilities may place on our ability to respond to changes in our business or to take certain actions;

General Economic and Political Conditions

•                  weakness in domestic and global capital markets and other economic conditions and the impact of such conditions on our ability to obtain credit;

•                  general economic and political conditions or changes in such conditions including relationships between the United States and the countries from which we source our merchandise;

•                  economic, political, social, or other events resulting in the short- or long-term disruption in business at our stores, distribution centers or offices;

Customer Considerations

•                  changes in consumer confidence resulting in a reduction of discretionary spending on goods;

•                  changes in the demographic or retail environment;

•                  changes in consumer preferences or fashion trends;

•                  changes in our relationships with customers due to, among other things, 1) our failure to provide quality service and competitive loyalty programs, 2) our inability to provide credit pursuant to our proprietary credit card arrangement or 3) our failure to protect customer data or comply with regulations surrounding information security and privacy;

Industry and Competitive Factors

•                  competitive responses to our loyalty programs, marketing, merchandising and promotional efforts or inventory liquidations by vendors or other retailers;

•                  changes in the financial viability of our competitors;

•                  seasonality of the retail business;

•                  adverse weather conditions or natural disasters, particularly during peak selling seasons;

•                  delays in anticipated store openings and renovations;

•                  our success in enforcing our intellectual property rights;

Merchandise Procurement and Supply Chain Considerations

•                  changes in our relationships with designers, vendors and other sources of merchandise, including adverse changes in their financial viability, cash flows or available sources of funds;

•                  delays in receipt of merchandise ordered due to work stoppages or other causes of delay in connection with either the manufacture or shipment of such merchandise;

•                  changes in foreign currency exchange or inflation rates;

•                  significant increases in paper, printing and postage costs;

Employee Considerations

•                  changes in key management personnel and our ability to retain key management personnel;

•                  changes in our relationships with certain of our key sales associates and our ability to retain our key sales associates;

Legal and Regulatory Issues

•                  changes in government or regulatory requirements increasing our costs of operations;

•                  litigation that may have an adverse effect on our financial results or reputation;

Other Factors

•                  terrorist activities in the United States and elsewhere;

•                  the impact of funding requirements related to our pension plan;

•                  our ability to provide credit to our customers pursuant to our proprietary credit card program arrangement with HSBC, including any future changes in the terms of the such arrangement and/or legislation impacting the extension of credit to our customers;

•                  the design and implementation of new information systems as well as enhancements of existing systems; and

•                  other risks, uncertainties and factors set forth in this prospectus, including under “Risk Factors,” and in our parent’s Annual Report on Form 10-K incorporated by reference herein.

The foregoing factors are not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that could impact our business.  Except to the extent required by law, we undertake no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

You should review carefully the section captioned “Risk Factors” in this prospectus for a more complete discussion of the risks of an investment in the senior subordinated notes.

ABOUT THIS PROSPECTUS

Unless the context otherwise indicates or requires, as used in this prospectus:

•                  the terms “we,” “us,” “our,” “Company” or “Neiman Marcus” refer to The Neiman Marcus Group, Inc., and its consolidated subsidiaries, unless we expressly state otherwise or the context otherwise requires;

•                  references to the “issuer” are to The Neiman Marcus Group, Inc.;

•                  references to the “parent” are to Neiman Marcus, Inc. (formerly known as Newton Acquisition, Inc.);

•                  the term “domestic” refers to the United States;

•                  references to “Kate Spade” are to Kate Spade LLC, a Delaware limited liability company in which we formerly owned a 56% interest (although we no longer own Kate Spade, references to Kate Spade in the description of the covenants applicable to the senior subordinated notes have been retained for historical accuracy);

•                  references to the “Transactions” are to the transactions defined as the “Acquisition” in our parent’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011, which is incorporated by reference in this prospectus;

•                  references to the “Sponsors” are to the investment funds affiliated with TPG Capital (formerly Texas Pacific Group) and Warburg Pincus LLC that provided equity investments that funded a portion of the cash consideration paid as part of the merger;

•                  references to the “Initial Purchasers” are to Credit Suisse Securities (USA) LLC (formerly known as Credit Suisse First Boston LLC), Deutsche Bank Securities Inc., Banc of America Securities LLC, and Goldman, Sachs & Co, who were the initial purchasers of the senior subordinated notes on October 6, 2005;

•                  references to “Sponsor Funds” are to investment funds associated with or designated by a Sponsor, including certain other funds which invested directly through a Sponsor Fund to provide equity financing for the Transactions;

•                  references to the “Co-Investors” are to certain investors who agreed to co-invest with the Sponsor Funds or through a vehicle jointly controlled by the Sponsors to provide equity financing for the Transactions;

•                  references to the “2008 notes” are to the 6.65% senior notes due 2008 issued by The Neiman Marcus Group, Inc. pursuant the indenture dated as of May 27, 1998, by and between The Neiman Marcus Group, Inc. and The Bank of New York, as trustee; and

•                  references to any “fiscal year” are to our fiscal year, which ends on the Saturday closest to July 31 (all references to fiscal year 2011 relate to the fifty two weeks ended July 30, 2011, and all references to fiscal year 2010 relate to the fifty two weeks ended July 31, 2010).

v

SUMMARY

The following summary contains selected information about us and about this offering.  It likely does not contain all of the information that is important to you.  Before you make an investment decision, you should review this prospectus in its entirety, including the documents incorporated herein by reference.

The Neiman Marcus Group, Inc.

Overview

We are one of the nation’s leading luxury retailers, offering distinctive merchandise and excellent customer service that cater to the needs of the affluent consumer.  Since our founding in the early 1900s, we have established ourselves as a leading fashion authority among luxury consumers and have become a premier U.S. retail channel for many of the world’s most exclusive designers.  We operate in both the in-store and direct-to-consumer retail channels to provide our customers the ability to shop “any time, anywhere and any place.” We believe this omni-channel model maximizes the recognition of our brands and strengthens our customer relationships.  We are investing and plan to continue to invest resources to ensure a seamless shopping experience across channels consistent with our customers’ expectations as well as our core value of exceptional customer service.  During fiscal years 2011, 2010 and 2009, we generated revenues of $4,002.3 million, $3,692.8 million and $3,643.3 million, respectively, and operating earnings (loss) of $329.7 million, $231.8 million and $(652.9) million, respectively.

Corporate Information

The Neiman Marcus Group, Inc. is incorporated in the state of Delaware.  Our principal executive offices are located at One Marcus Square, 1618 Main Street, Dallas, Texas.  Our telephone number is (214) 743-7600.  Our website address is www.neimanmarcusgroup.com.  The information on our website is not a part of this prospectus.

Summary of Terms of the Senior Subordinated Notes

Issuer	The Neiman Marcus Group, Inc.

Notes Offered	$500,000,000 aggregate principal amount of 10 3/8% Senior Subordinated Notes due 2015.

Maturity Date	The senior subordinated notes will mature on October 15, 2015.

Interest Payment Dates	April 15 and October 15 of each year commencing April 15, 2006.

Form of Interest Payment	In cash.

Optional Redemption	We may redeem some or all of the senior subordinated notes at the redemption prices listed under “Description of Senior Subordinated Notes—Optional Redemption.”

Change of Control

If a Change of Control occurs, we must give holders of the senior subordinated notes an opportunity to sell to us the applicable notes at a purchase price of 101% of the principal amount of the applicable notes, plus accrued and unpaid interest to the date of the purchase.  The term “Change of Control” is defined under “Description of Senior Subordinated Notes—Repurchase at the Option of Holders—Change of Control.”

Guarantees

The senior subordinated notes are guaranteed, jointly and severally, on an unsecured, senior subordinated basis, by each of our wholly-owned domestic subsidiaries that guarantee our obligations under our senior secured credit facilities and by our parent.

Ranking	The senior subordinated notes and the guarantees thereof are our and the guarantors’ unsecured, senior subordinated obligations and rank:

•      junior to all of our and the guarantors’ existing and future senior indebtedness, including any borrowings under our senior secured credit facilities, and the guarantees thereof and our 2028 debentures;

•      equally with any of our and the guarantors’ future senior subordinated indebtedness; and

•      senior to any of our and the guarantors’ future subordinated indebtedness.

In addition, the senior subordinated notes are structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that are not providing guarantees.  See “Description of Senior Subordinated Notes—Ranking—Liabilities of Subsidiaries versus Senior Subordinated Notes.”

As of July 30, 2011, we had outstanding on a consolidated basis:

• $2,185.1 million principal amount of secured senior indebtedness, consisting of • our 2028 debentures (in an aggregate principal amount of $125.0 million);

• indebtedness under our senior secured term loan facility (in an aggregate principal amount of $2,060.0 million); • other indebtedness aggregating $0.1 million; and

• $500.0 million principal amount of unsecured senior subordinated indebtedness, consisting of the senior subordinated notes.

Although we had no borrowings outstanding under our $700.0 million senior secured asset-based revolving credit facility as of July 30, 2011, we had $615.8 million of unused borrowing availability and $13.7 million of outstanding letters of credit.

Furthermore, as of July 30, 2011, there were no assets or liabilities held by our non-guarantor subsidiaries.

Restrictive Covenants	The indenture governing the senior subordinated notes contain covenants that limit our ability and certain of our subsidiaries’ ability to:

• incur additional indebtedness; • pay dividends on our capital stock or redeem, repurchase or retire our capital stock or subordinated indebtedness;

•      make investments;

•      create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries that are not guarantors of the senior subordinated notes;

•      engage in transactions with our affiliates;

•      sell assets, including capital stock of our subsidiaries;

• consolidate or merge; • create liens; and • enter into sale and lease back transactions.

These covenants are subject to important exceptions and qualifications, which are described under “Description of Senior Subordinated Notes—Certain Covenants.”

The indenture governing the senior subordinated notes provides for events of default, including a cross-default provision in respect of any other indebtedness that has an aggregate principal amount exceeding $50 million, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all outstanding senior subordinated notes to be due and payable immediately, subject to certain exceptions.

Risk Factors

Investing in the senior subordinated notes involves substantial risk.  See “Risk Factors” for a discussion of certain factors that you should consider before investing in the senior subordinated notes.

Ratio of Earnings to Fixed Charges

The following table sets forth the ratio of earnings to fixed charges and for the periods indicated.

	Fiscal Year Ended
	July 28, 2007	August 2, 2008	August 1, 2009(2)	July 31, 2010(3)	July 30, 2011
Ratio of earnings to fixed charges(1)	1.7	1.8	—	—	1.2

(1)           For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes and fixed charges, and fixed charges consist of interest expense, capitalized interest, amortization of debt issuance costs and the portion of operating lease rentals deemed representative of the interest factor.  Interest associated with income tax liabilities is excluded from our calculation.

(2)           For fiscal year 2009, the aggregate amount of fixed charges exceeded our earnings by approximately $888.4 million, which is the amount of additional earnings that would have been required to achieve a ratio of earnings to fixed charges of 1.0x for such period.  The deficiency of the ratio of earnings to fixed charges for fiscal year 2009 is primarily due to the pretax impairment charges related to 1) $329.7 million for the writedown to fair value of goodwill, 2) $343.2 million for the writedown to fair value of the net carrying value of tradenames and 3) $30.3 million for the writedown to fair value of the net carrying value of certain long-lived assets.

(3)           For fiscal year 2010, the aggregate amount of fixed charges exceeded our earnings by approximately $4.5 million, which is the amount of additional earnings that would have been required to achieve a ratio of earnings to fixed charges of 1.0x for such period.

RISK FACTORS

You should carefully consider the risk factors set forth below and the risk factors included under Part I, Item 1A to our parent’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011, which is incorporated by reference in this prospectus, as well as the other information contained in this prospectus and in our parent’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011 before making an investment decision.  The risks described below are not the only risks facing us.  Additional risks and uncertainties not currently known to us or those we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations.  Any of the following risks could materially adversely affect our business, financial condition or results of operations.  In such a case, you may lose all or part of your original investment in the senior subordinated notes.

Risks Related to the Senior Subordinated Notes

We have a substantial amount of indebtedness, which may adversely affect our cash flow and our ability to operate our business, to comply with debt covenants and make payments on our indebtedness, including the senior subordinated notes.

We are highly leveraged.  As of July 30, 2011, the principal amount of our total indebtedness was approximately $2,685.1 million, which included the senior subordinated notes.  In addition, we had unused borrowing availability under our $700.0 million senior secured asset-based revolving credit facility of $615.8 million. As of July 30, 2011, we had no borrowings outstanding under this facility and $13.7 million of outstanding letters of credit.  Our substantial indebtedness, combined with our lease and other financial obligations and contractual commitments, could materially and adversely affect our business, financial condition and results of operations by:

•                  making it more difficult for us to satisfy our obligations with respect to our indebtedness, including the senior subordinated notes, including restrictive covenants and borrowing conditions, which may lead to an event of default under the indenture governing the senior subordinated notes and the agreements governing such other indebtedness;

•                  making us more vulnerable to adverse changes in general economic, industry and competitive conditions and government regulation;

•                  requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flows to fund current operations and future growth;

•                  placing us at a competitive disadvantage compared to our competitors that are less leveraged;

•                  limiting our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business strategy or other purposes; and

•                  limiting our ability to obtain credit from our vendors and other financing sources on acceptable terms or at all.

Our interest expense could increase if interest rates increase because the entire amount of the indebtedness under our senior secured credit facilities bears interest at floating rates, primarily based on LIBOR.  As of July 30, 2011, we had approximately $2,060.0 million principal amount of floating rate debt, consisting of outstanding borrowings under the senior secured term loan facility.  However, pursuant to the interest rate cap agreements, we have capped LIBOR at 2.50% through December 2012 with respect to $500.0 million notional amount of such agreements in order to hedge the variability of our cash flows related to a portion of our floating rate indebtedness.  In August 2011, we entered into additional interest rate cap agreements for an aggregate notional amount of $1,000.0 million.  These agreements cap LIBOR at 2.50% from December 2012 through December 2014.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt.  This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future.  Although the indenture governing the senior subordinated notes and the senior secured credit facilities contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and any indebtedness incurred in compliance with these restrictions could be substantial.  For example, we have the right under our senior secured asset-based revolving credit facility to request up to $300 million of additional commitments or new term loans under this facility (provided that the aggregate amount of loans and commitments does not exceed $1,000.0 million), although the lenders under this facility are not under any obligation to provide any such additional commitments.  Any increase in commitments or new term loans under this facility are subject to customary conditions precedent, and our ability to borrow revolving loans under this facility as so increased would remain limited by the amount of the borrowing base.  Our senior secured term loan facilities and the indenture for the senior subordinated notes allow us to incur this additional indebtedness under our senior secured asset-based revolving credit facility without any restriction.  In addition, our senior secured credit facilities and the senior subordinated notes allow us to incur a significant amount of indebtedness in connection with acquisitions (including, in the case of our senior secured term loan facility and the senior subordinated notes, an unlimited amount of debt bearing certain characteristics described in the descriptions of the senior subordinated notes included herein) and a significant amount of purchase money debt.  If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they face would be increased.

Significant amounts of cash are required to service our indebtedness, and any failure to meet our debt service obligations could harm our business, financial condition and results of operations.

Our ability to pay interest on and principal of the senior subordinated notes and to satisfy our other debt obligations will primarily depend upon our future operating performance.  As a result, prevailing economic conditions and financial, business and other factors, many of which are beyond our control, will affect our ability to make these payments.

If we do not generate sufficient cash flow from operations to satisfy our debt service obligations, including payments on the senior subordinated notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our indebtedness, selling of assets, reducing or delaying capital investments or seeking to raise additional capital.  Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time.  Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations.  The terms of existing or future debt instruments and the indenture governing the senior subordinated notes may restrict us from adopting some of these alternatives.  In addition, our borrowing costs and ability to refinance may be affected by short-term and long-term debt ratings assigned by independent rating agencies, which are based, in significant part, on our performance as measured by indicators such as interest coverage and leverage ratios.  Furthermore, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness on acceptable terms.

Contractual limitations on our ability to execute any necessary alternative financing plans could exacerbate the effects of any failure to generate sufficient cash flow to satisfy our debt service obligations.  The asset-based revolving credit facility permits us to borrow up to $700.0 million; however, our ability to borrow and obtain letters of credit (including amendments, renewals and extensions of letters of credit) thereunder is limited by a borrowing base, which at any time will equal the sum of (a) 90% of the net orderly liquidation value of eligible inventory plus (b) 85% of the amounts owed by credit card processors in respect of eligible credit card accounts constituting proceeds arising from the sale or disposition of inventory, less certain reserves.  In addition, at any time when incremental term loans are outstanding, if the aggregate amount outstanding under the asset-based revolving credit facility exceeds the reported value of inventory as calculated under that facility, we will be required to eliminate such excess within a limited period of time.  If the amount available under the asset-based revolving credit facility is less than the greater of (a) 12.5% of the lesser of (i) the aggregate revolving commitments and (ii) the borrowing base and (b) $60.0 million, we will be required to repay outstanding loans and, if an event of default has occurred, cash collateralize letters of credit.  In addition, we are required to maintain excess availability of at least the greater of (a) 10% of the lesser of (i) the aggregate revolving commitments and (ii) the borrowing base and (b) $50.0 million.  Our ability to meet the conditions described in this paragraph may be affected by events beyond our control.

Our inability to generate sufficient cash flow to satisfy our debt service obligations, or to refinance our obligations at all or on commercially reasonable terms, could have a material adverse effect on our future business, financial condition and results of operations, as well as on our ability to satisfy our obligations in respect of the senior subordinated notes.

Repayment of our debt, including the senior subordinated notes, is dependent on cash flow generated by our subsidiaries.

Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations.  Accordingly, repayment of our indebtedness, including the senior subordinated notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise.  Unless they are guarantors of the senior subordinated notes, our subsidiaries do not have any obligation to pay amounts due on the senior subordinated notes or to make funds available for that purpose.  Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the senior subordinated notes.  Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries.  While the indentures governing the senior subordinated notes limit the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions.  In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the senior subordinated notes.

The senior subordinated notes are effectively subordinated to all liabilities of our non-guarantor subsidiaries and structurally subordinated to claims of creditors of our current and future non-guarantor subsidiaries.

The senior subordinated notes are structurally subordinated to indebtedness and other liabilities of our subsidiaries that are not guarantors of the senior subordinated notes.  In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.

Agreements governing the senior subordinated notes and our 2028 debentures restrict our current and future operations and restrict our ability to take certain actions.

The credit agreements governing our senior secured asset-based revolving credit facility and senior secured term loan facility and the indenture governing the senior subordinated notes and our 2028 debentures contain, and any future indebtedness of ours would likely contain, a number of restrictive covenants that impose significant operating and financial restrictions, including restrictions on our ability to engage in acts that may be in our best long-term interests.  The indenture governing the senior subordinated notes and the credit agreements governing our senior secured credit facilities include covenants that, among other things, restrict our ability to:

•                  incur additional indebtedness;

•                  pay dividends on our capital stock or redeem, repurchase or retire our capital stock or indebtedness;

•                  make investments;

•                  create restrictions on the payment of dividends or other amounts to us from our restricted subsidiaries;

•                  engage in transactions with our affiliates;

•                  sell assets, including capital stock of our subsidiaries;

•                  consolidate or merge;

•                  create liens; and

•                  enter into sale and lease back transactions.

The covenants limit our subsidiaries’ ability to distribute earnings to us, in the form of dividends or otherwise. In addition, our ability to borrow under our senior secured asset-based revolving credit facility is limited by the conditions described above.

Moreover, our senior secured asset-based revolving credit facility provides discretion to the agent bank to impose additional availability restrictions and other reserves, which could materially impair the amount of borrowings that would otherwise be available to us.  There can be no assurance that the agent bank will not impose such reserves or, were it to do so, that the resulting impact of this action would not materially and adversely impair our liquidity.

A breach of any of the restrictive covenants in the facilities described above may constitute an event of default, permitting the lenders to declare all outstanding borrowings due under the relevant facility to be immediately due and payable, or to enforce their security interest. Agreements governing our indebtedness also contain cross-default provisions, under which a declaration of default under a credit facility would result in an event of default under the senior subordinated notes and our 2028 debentures, which in turn may lead to mandatory redemption of such instruments in full. Moreover, in an event of default or cross-default, certain lenders would also have the right to terminate any commitments they have to provide further borrowings.

A breach of any of the restrictive covenants in the indenture governing our senior subordinated notes would also result in a default under the indenture for our senior subordinated notes after notice and failure to cure.  If any such default occurs, the trustee or specified percentage of note holders may elect to declare all outstanding senior subordinated notes under the indenture, together with accrued interest, to be due and payable, which would result in an event of default under our senior secured credit facilities and the 2028 debentures.

Based on the foregoing factors, the operating and financial restrictions and covenants in our debt agreements and any future financing agreements could adversely affect our ability to finance future operations or capital needs or to engage in other business activities.

The senior subordinated notes are not secured by our assets and the lenders under our senior secured credit facilities and our 2028 debentures are entitled to remedies available to a secured lender, which gives them priority over holders of senior subordinated notes.

The senior subordinated notes (in addition to being contractually subordinated to all existing and future senior indebtedness) are effectively subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness.  Loans under our senior secured credit facilities are secured by security interests in substantially all of our and the guarantors’ assets, our capital stock and in certain of the capital stock held by us (subject to certain significant exceptions).  Our 2028 debentures are secured by a portion of our and the guarantors’ assets and in certain of the capital stock held by us, subject to certain significant exceptions.  As of July 30, 2011, the principal amount of our total indebtedness was approximately $2,685.1 million, the unused borrowing availability under our senior secured asset-based revolving credit facility was $615.8 million and the outstanding letters of credit were $13.7 million.  If we become insolvent or are liquidated, or if payment under the senior secured credit facilities or of any other secured indebtedness is accelerated, the lenders under our senior secured credit facilities and holders of other secured indebtedness (or an agent on their behalf) are entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to our senior secured credit facilities or other senior debt).  For example, the secured lenders or debt holders could foreclose and sell those of our assets in which they have been granted a security interest to the exclusion of the holders of the senior subordinated notes, even if an event of default exists under the indentures governing the senior subordinated notes at that time.  As a result, upon the occurrence of any of these events, there may not be sufficient funds to pay amounts due on the senior subordinated notes.

The right of holders of the senior subordinated notes to receive payments on the senior subordinated notes and the guarantees thereof are junior to the rights of the lenders under our senior secured credit facilities, our 2028 debentures, and to all of our and the guarantors’ other senior indebtedness, including any of our or the guarantors’ future senior debt.

The senior subordinated notes and the guarantees thereof rank junior in right of payment to all of our and the guarantors’ existing senior indebtedness, including borrowings under our senior secured credit facilities and our 2028 debentures and rank junior in right of payment to all of our and the guarantors’ future borrowings and except for any future indebtedness that expressly provides that it ranks equal or junior in right of payment to the senior subordinated notes and the guarantees thereof.  See “Description of the Senior Subordinated Notes— Ranking.”

As of July 30, 2011, the principal amount of our total indebtedness was approximately $2,685.1 million, consisting of:

•                  $2,185.1 million of secured senior indebtedness, consisting of: our 2028 debentures (in an aggregate principal amount of $125.0 million), indebtedness under our senior secured term loan facility (in an aggregate principal amount of $2,060.0 million) and other indebtedness aggregating $0.1 million; and

•                  $500.0 million of unsecured senior subordinated indebtedness, consisting of the original principal amount of the senior subordinated notes.

As of July 30, 2011, we had no borrowings outstanding under our senior secured asset-based revolving credit facility, $13.7 million of outstanding letters of credit and $615.8 million of unused borrowing availability.  Furthermore, as of July 30, 2011, there were no assets or liabilities held by our non-guarantor subsidiaries. We will also be permitted to incur substantial additional indebtedness, including senior indebtedness, in the future.  See    “—Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt.  This could further exacerbate the risks associated with our substantial leverage.”

We and the guarantors may not be permitted to pay principal, premium, if any, interest or other amounts on account of the senior subordinated notes or the guarantees thereof in the event of a payment default or certain other defaults in respect of certain of our senior indebtedness, including debt under our senior secured credit facilities, unless such senior indebtedness has been paid in full or the default has been cured or waived.  In addition, in the event of certain other defaults with respect to such senior indebtedness, we or the guarantors may not be permitted to pay any amount on account of the senior subordinated notes or the guarantees thereof for a designated period of time.  See “Description of Senior Subordinated Notes—Ranking—Payment of Senior Subordinated Notes.”

Because of the subordination provisions in the senior subordinated notes and the guarantees thereof, in the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to us or a guarantor, our or the guarantor’s assets are not available to pay obligations under the senior subordinated notes or the applicable guarantee until we or the guarantor has made all payments in cash on our or its senior indebtedness.  Sufficient assets may not remain after all these payments of principal or interest when due.  In addition, in the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of the senior subordinated notes will participate with trade creditors and all other holders of our and the guarantors’ senior subordinated indebtedness, as the case may be, in the assets (if any) remaining after we and the guarantors have paid all of the senior indebtedness.  However, because the indenture governing the senior subordinated notes requires that amounts otherwise payable to holders of the senior subordinated notes in a bankruptcy or similar proceeding be paid to holders of senior indebtedness instead, holders of senior subordinated notes may receive less, ratably, than holders of trade payables or other unsecured, unsubordinated creditors in any such proceeding.  In any of these cases, we and the guarantors may not have sufficient funds to pay all creditors, and holders of the senior subordinated notes may receive less, ratably, than the holders of senior indebtedness.  See “Description of Senior Subordinated Notes—Ranking.”

Federal and state statutes may allow courts, under specific circumstances, to void the senior subordinated notes and the guarantees thereof, subordinate claims in respect of the senior subordinated notes and the guarantees thereof and require note holders to return payments received.

The proceeds of the sales of the senior subordinated notes upon the closing of the Transactions were applied to pay the merger consideration payable to the former stockholders of Neiman Marcus and to repay the 2008 notes.  Certain of our existing domestic subsidiaries have guaranteed, and certain of our future domestic subsidiaries may guarantee, the senior subordinated notes.  Our issuance of the senior subordinated notes, the issuance of the guarantees thereof by the guarantors, as well as other components of the Transactions, including, without limitation, the granting of liens by us and the guarantors, in favor of the lenders under our senior secured credit facilities and our 2028 debentures, may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor.  Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer and fraudulent conveyance laws, a court may void or otherwise decline to enforce the senior subordinated notes and a guarantor’s guarantee thereof, or a court may subordinate the senior subordinated notes and such guarantee to our or the applicable guarantor’s existing and future indebtedness.

While the relevant laws may vary from state to state, a court might void or otherwise decline to enforce the senior subordinated notes if it found that when we issued the senior subordinated notes, when the applicable guarantor entered into its guarantee thereof or, in some states, when payments became due under the senior subordinated notes or such guarantee, we or the applicable guarantor received less than reasonably equivalent value or fair consideration and either:

•                  we were, or the applicable guarantor was, insolvent, or rendered insolvent by reason of such incurrence; or

•                  we were, or the applicable guarantor was, engaged in a business or transaction for which our or the applicable guarantor’s remaining assets constituted unreasonably small capital; or

•                  we or the applicable guarantor intended to incur, or believed or reasonably should have believed that we or the applicable guarantor would incur, debts beyond our or such guarantor’s ability to pay such debts as they mature; or

•                  we were, or the applicable guarantor was, a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

The court might also void the senior subordinated notes or a guarantee thereof without regard to the above factors, if the court found that we issued the senior subordinated notes or the applicable guarantor entered into its guarantee thereof with actual intent to hinder, delay or defraud our or its creditors.

A court would likely find that we or a guarantor of the senior subordinated notes did not receive reasonably equivalent value or fair consideration for the senior subordinated notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the senior subordinated notes or the applicable guarantee.  As a general matter, value is given for a note or guarantee if, in exchange for the note or guarantee, property is transferred or an antecedent debt is satisfied.  A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.  For example, in a leveraged transaction, such as the Transactions, there is increased risk of a determination that the issuer incurred debt obligations for less than reasonably equivalent value or fair consideration as a court may find that the benefit of the transaction went to the former stockholders of Neiman Marcus, while neither we nor the guarantors benefited substantially or directly from the senior subordinated notes or the guarantees.

The measures of insolvency applied by courts will vary depending upon the particular fraudulent transfer law applied in any proceeding to determine whether a fraudulent transfer has occurred.  Generally, however, an entity would be considered insolvent if:

•                  the sum of its debts, including subordinated and contingent liabilities, was greater than the fair saleable value of its assets; or

•                  the present fair saleable value of its assets was less than the amount that would be required to pay the probable liability on its existing debts, including subordinated and contingent liabilities, as they become absolute and mature; or

•                  it cannot pay its debts as they become due.

In the event of a finding that a fraudulent conveyance or transfer has occurred, the court may void, or hold unenforceable, the senior subordinated notes or any of the guarantees thereof, which could mean that you may not receive any payments on the senior subordinated notes and the court may direct you to repay any amounts that you have already received from us or any guarantor to us, such guarantor or a fund for the benefit of our or such guarantor’s creditors.  Furthermore, the holders of voided senior subordinated notes would cease to have any direct claim against us or the applicable guarantor.  Consequently, our or the applicable guarantor’s assets would be applied first to satisfy our or the applicable guarantor’s other liabilities, before any portion of its assets could be applied to the payment of the senior subordinated notes.  Sufficient funds to repay the senior subordinated notes may not be available from other sources, including the remaining guarantors, if any.  Moreover, the voidance of the senior subordinated notes or a guarantee thereof could result in an event of default with respect to our and our guarantors’ other debt that could result in acceleration of such debt (if not otherwise accelerated due to our or our guarantors’ insolvency or other proceeding).

Although each guarantee of the senior subordinated notes contains a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

As a holder of the senior subordinated notes, you have the benefit of the guarantees of the guarantors.  However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law.  As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantor.  Further, under the circumstances discussed more fully above, a court under Federal or state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor.  In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of the Senior Subordinated Notes—Guarantees.”

We may not be able to repurchase the senior subordinated notes upon a change of control.

Upon the occurrence of certain change of control events, we will be required to offer to repurchase all senior subordinated notes and amounts under our senior secured term loan facility that are outstanding at 101% of the principal amount thereof, plus any accrued and unpaid interest, and additional interest, if any.  Our senior secured asset-based revolving credit facility provides that certain change of control events (including a change of control as defined in the indenture governing the senior subordinated notes and in our senior secured term loan facility) constitute a default.  Any future credit agreement or other agreements relating to our indebtedness to which we become a party would likely contain similar provisions.  If we experience a change of control that triggers a default under our senior secured asset-based revolving credit facility, we could seek a waiver of such default or seek to refinance our senior secured asset-based revolving credit facility.  In the event we do not obtain such a waiver or refinance our senior secured asset-based revolving credit facility, such default could result in amounts outstanding under our senior secured asset-based revolving credit facility being declared due and payable.  In the event we experience a change of control that results in our having to repurchase your senior subordinated notes, we may not have sufficient financial resources to satisfy all of our obligations under our senior secured credit facilities and the senior subordinated notes.  A failure to make the applicable change of control offer or to pay the applicable change of control purchase price when due would result in a default under the indenture.

In addition, the change of control covenant in the indenture governing the senior subordinated notes does not cover all corporate reorganizations, mergers or similar transactions and may not provide you with protection in a highly leveraged transaction.

We cannot assure you that an active trading market for the senior subordinated notes will develop.

We have not had, and do not intend to have, the senior subordinated notes listed on a national securities exchange or included in any automated quotation system.  We cannot assure you as to the liquidity of markets that exists or may develop for the senior subordinated notes, your ability to sell the senior subordinated notes or the price at which you would be able to sell the senior subordinated notes.  The liquidity of any market for the senior subordinated notes will depend upon the number of holders of the senior subordinated notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the senior subordinated notes and other factors.  If an active market is not maintained, the price and liquidity of the senior subordinated notes may be adversely affected.  Even if an active market were available, the senior subordinated notes could trade at prices lower than their principal amount or purchase price depending on many factors, including prevailing interest rates and the markets for similar securities.  Credit Suisse Securities (USA), LLC has informed us that it intends to make a market in the senior subordinated notes, but it is not obligated to do so.  Credit Suisse Securities (USA), LLC may discontinue any market making in the senior subordinated notes at any time, in its sole discretion.  As a result, any trading market for the senior subordinated notes may not be liquid.  You may not be able to sell your senior subordinated notes at a particular time or at favorable prices or at all.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the senior subordinated notes.  We cannot assure holders of the senior subordinated notes that the market, if any, for the senior subordinated notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which the holders of the senior subordinated notes may sell their senior subordinated notes.

USE OF PROCEEDS

This prospectus is being delivered in connection with the sale of senior subordinated notes by Credit Suisse Securities (USA) LLC in market-making transactions.  We will not receive any proceeds from such transactions.

DESCRIPTION OF SENIOR SUBORDINATED NOTES

General

The outstanding senior subordinated notes were issued under a Senior Subordinated Indenture among Newton Acquisition Merger Sub, Inc., the trustee thereunder (now U.S. Bank National Association), as trustee, Holdings and the Subsidiary Guarantors (the “Senior Subordinated Indenture”).  Immediately following the closing of the offering and as part of the Transactions, Newton Acquisition Merger Sub, Inc. merged with and into The Neiman Marcus Group, Inc., with The Neiman Marcus Group, Inc. continuing as the surviving corporation and assuming all the obligations of Newton Acquisition Merger Sub, Inc. under the Senior Subordinated Indenture.  The Senior Subordinated Indenture has been qualified under and is subject to and governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”).  The terms of the senior subordinated notes include those stated in the Senior Subordinated Indenture and those made part of the Senior Subordinated Indenture by reference to the Trust Indenture Act.

You can find the definitions of certain capitalized terms used in this description under the subheading “Certain Definitions”.  In this description, the “Company” refers to The Neiman Marcus Group, Inc., and not to any of its subsidiaries.

The following description is only a summary of the material provisions of the senior subordinated notes and the Senior Subordinated Indenture.  We urge you to read the Senior Subordinated Indenture because it, and not this description, defines your rights as a Holder of senior subordinated notes.  Copies of the Senior Subordinated Indenture have been filed with the SEC and are incorporated by reference into the registration statement of which this prospectus forms a part.

Brief Description of the Senior Subordinated Notes and the Guarantees

The senior subordinated notes:

•                  are unsecured, senior subordinated obligations of the Company;

•                  are subordinated in right of payment to all Senior Indebtedness of the Company, including Indebtedness under our Senior Credit Facilities and our Existing 2028 Debentures;

•                  are structurally subordinated to all existing and future Indebtedness and claims of holders of Preferred Stock of Subsidiaries of the Company that do not guarantee the senior subordinated notes;

•                  rank pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of the Company, if any;

•                  rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company, if any; and

•                  are guaranteed on a senior subordinated basis by Holdings and the Subsidiary Guarantors that guarantee our Senior Credit Facilities.

The Guarantee of each Guarantor:

•                  is a general unsecured senior subordinated obligation of such Guarantor;

•                  is subordinated in right of payment to all existing and future Senior Indebtedness of such Guarantor, including its guarantees under our Senior Credit Facilities;

•                  is structurally subordinated to all existing and future Indebtedness and claims of holders of Preferred Stock of Subsidiaries of such Guarantor that do not guarantee the senior subordinated notes;

•                  ranks pari passu in right of payment with all existing and future Senior Subordinated Indebtedness of such Guarantor, if any; and

•                  ranks senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor, if any.

Principal, Maturity and Interest

The Company issued the 10 3/8% Senior Subordinated Notes due 2015 (the “senior subordinated notes”) initially with a maximum aggregate principal amount of $500.0 million.  The Company may issue additional senior subordinated notes under the Senior Subordinated Indenture from time to time after this offering (the “Additional Senior Subordinated Notes”).  Any offering of Additional Senior Subordinated Notes is subject to the covenant described below under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”.  The senior subordinated notes and any Additional Senior Subordinated Notes subsequently issued under the Senior Subordinated Indenture will be treated as a single class for all purposes under the Senior Subordinated Indenture, including waivers, amendments, redemptions and offers to purchase.  Unless the context requires otherwise, references to “senior subordinated notes” for all purposes of the Senior Subordinated Indenture and this “Description of Senior Subordinated Notes” include any Additional Senior Subordinated Notes that are actually issued.

Interest on the senior subordinated notes accrues at the rate of 10 3/8% per annum, and is payable in cash semi-annually in arrears on each April 15 and October 15 commencing April 15, 2006.  The Company will make each interest payment to the Holders of record of the senior subordinated notes on the immediately preceding April 1 and October 1.  Interest on the senior subordinated notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of the senior subordinated notes.  Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.  The senior subordinated notes will mature on October 15, 2015.

Principal of, premium, if any, and interest on the senior subordinated notes will be payable at the office or agency of the Company maintained for such purpose within the City of Dallas, State of Texas or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to senior subordinated notes represented by one or more global notes registered in the name of or held by the Depository Trust Company or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.  The senior subordinated notes will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000.

Guarantees

Holdings and each direct and indirect Restricted Subsidiary of the Company that is a Domestic Subsidiary and that guarantees the obligations of the Company under the Company’s Senior Credit Facilities, as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally guarantee, on an unsecured senior subordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Senior Subordinated Indenture and the senior subordinated notes, whether for payment of principal of, or interest on or Additional Interest in respect of the senior subordinated notes, expenses, indemnification or otherwise, on the terms set forth in the Senior Subordinated Indenture by executing the Senior Subordinated Indenture.  Each Guarantee will be subordinated to any Senior Indebtedness of such Guarantor on the same basis as the senior subordinated notes are subordinated to Senior Indebtedness of the Company.  See also “—Brief Description of the Senior Subordinated Notes and the Guarantees”.

Each Subsidiary Guarantee contains a provision intended to limit the Subsidiary Guarantor’s liability thereunder to the maximum amount that it could incur without causing the incurrence of obligations under its Subsidiary Guarantee to be a fraudulent transfer.  This provision may not, however, be effective to protect a Subsidiary Guarantee from being voided under fraudulent transfer law, or may reduce the Subsidiary Guarantor’s obligation to an amount that effectively makes its Subsidiary Guarantee worthless.  See “Risk Factors—Federal and state statutes may allow courts, under specific circumstances, to void the senior subordinated notes and the guarantees thereof, subordinate claims in respect of the senior subordinated notes and the guarantees and require note holders to return payments received”.

Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to (A) the Company or another Subsidiary Guarantor without limitation or (B) any other Person upon the terms and conditions set forth in the Senior Subordinated Indenture.  The Senior Subordinated Indenture also imposes limitations on the ability of Holdings to consolidate with or merge into or sell all or substantially all its assets to another Person.  See “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets”.

The Subsidiary Guarantee of a Subsidiary Guarantor will automatically and unconditionally be released and discharged upon:

(1)                                  (a)                                  the sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock following which such Subsidiary Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of such Subsidiary Guarantor (other than a sale, disposition or other transfer to a Restricted Subsidiary) if such sale, disposition or other transfer is made in compliance with the applicable provisions of the Senior Subordinated Indenture;

(b)                                 the designation by the Company of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Senior Subordinated Indenture set forth under “—Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(c)                                  the release or discharge of such Subsidiary Guarantor from its guarantee of Indebtedness under the Senior Credit Facilities or the guarantee that resulted in the obligation of such Subsidiary Guarantor to guarantee the senior subordinated notes, in each case, if such Subsidiary Guarantor would not then otherwise be required to guarantee the senior subordinated notes pursuant to the covenant described under “—Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries” (treating any guarantees of such Subsidiary Guarantor that remain outstanding as incurred at least 30 days prior to such release), except, in each case, a release or discharge by, or as a result of, payment under such guarantee or payment in full of the Indebtedness under the Senior Credit Facilities; or

(d)                                 the exercise by the Company of its legal defeasance option or its covenant defeasance option, as described under “Legal Defeasance and Covenant Defeasance” or if the Company’s obligations under the Senior Subordinated Indenture are discharged in accordance with the terms of the Senior Subordinated Indenture; and

(2)                                  in the case of clause (1) (a) above, the release of such Subsidiary Guarantor from its guarantee, if any, of and all pledges and security, if any, granted in connection with, the Senior Credit Facilities and any other Indebtedness of the Company or any Restricted Subsidiary.

Ranking

Senior Indebtedness versus Senior Subordinated Notes

Payments of principal of, and premium, if any, and interest on the senior subordinated notes and the payment of any Guarantee will be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company and the Guarantors, including the obligations of the Company and, to the extent applicable, the Guarantors, under the Senior Credit Facilities and the Existing 2028 Debentures.

As of July 30, 2011:

(1)                                  the Company’s Senior Indebtedness, including Indebtedness under the Senior Credit Facilities and the Existing 2028 Debentures, was approximately $2,185.1 million (excluding unused commitments), all of which was Secured Indebtedness; and

(2)                                  the Guarantors’ Senior Indebtedness, consisting principally of their respective guarantees of Senior Indebtedness of the Company under the Senior Credit Facilities, was approximately $2,060.1 million in the aggregate (excluding unused commitments), all of which was Secured Indebtedness.

We also had at that date no borrowings outstanding under our senior secured asset-based revolving credit facility, $13.7 million of outstanding letters of credit and $615.8 million of unused borrowing availability.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and its Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness.  The Indenture does not limit the amount of additional Indebtedness that Holdings may incur.  See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”.

Liabilities of Subsidiaries versus Senior Subordinated Notes

The Company conducts a significant portion of its operations through its Subsidiaries.  Some of the Company’s Subsidiaries are not guaranteeing the senior subordinated notes, and Subsidiary Guarantees may be released under certain circumstances, as described under “—Guarantees”.  In addition, the Company’s future Subsidiaries may not be required to guarantee the senior subordinated notes.  Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such non-guarantor Subsidiaries, and claims of holders of Preferred Stock of such non-guarantor Subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of the Company’s creditors, including Holders, even if the claims do not constitute Senior Indebtedness.  Accordingly, the senior subordinated notes will be structurally subordinated to claims of creditors (including trade creditors) and holders of Preferred Stock, if any, of such non-guarantor Subsidiaries.

As of July 30, 2011, the Company’s Subsidiaries (other than the Subsidiary Guarantors) had no consolidated total assets.  In addition, for the fiscal year ended July 30, 2011, the Company’s Subsidiaries (other than the Subsidiary Guarantors) had no revenues.  Although the Senior Subordinated Indenture limits the incurrence of Indebtedness and Preferred Stock by Restricted Subsidiaries, such limitation is subject to a number of significant qualifications.  Moreover, the Senior Subordinated Indenture does not impose any limitation on the incurrence by Restricted Subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Senior Subordinated Indenture, such as trade payables.  See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”.

Other Senior Subordinated Indebtedness versus Senior Subordinated Notes

Only Indebtedness of the Company or a Guarantor that is Senior Indebtedness will rank senior to the senior subordinated notes and the Guarantees in accordance with the provisions of the Senior Subordinated Indenture.  The senior subordinated notes and the Guarantees will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and the Guarantors.

The Company and the Subsidiary Guarantors have agreed in the Senior Subordinated Indenture that they will not incur any Indebtedness that is subordinate or junior in right of payment to their Senior Indebtedness, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such person.  The Senior Subordinated Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Payment of Senior Subordinated Notes

The Company is not permitted to make payments of principal of or premium, if any, or interest on the senior subordinated notes or make any deposit pursuant to the provisions described under “Legal Defeasance and Covenant Defeasance” or “Satisfaction and Discharge” below and may not purchase, redeem or otherwise retire any senior subordinated notes (collectively, “pay the senior subordinated notes”) (except in the form of Permitted Junior Securities) if either of the following occurs (a “Payment Default”):

(1)                                  any Obligation on any Designated Senior Indebtedness of the Company is not paid in full in cash when due (after giving effect to any applicable grace period); or

(2)                                  any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash.  Notwithstanding the foregoing, the Company is permitted to pay the senior subordinated notes if it and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company is not permitted to pay the senior subordinated notes (except in the form of Permitted Junior Securities) for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter.  The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

(1)                                  by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

(2)                                  because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

(3)                                  because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, the Company is permitted to resume paying the senior subordinated notes after the end of such Payment Blockage Period.  The senior subordinated notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided that if any Payment Blockage Notice is delivered to the Trustee by or on behalf of the holders of Designated Senior Indebtedness of the Company (other than the holders of Indebtedness under the Senior Credit Facilities), a Representative of holders of Indebtedness under the Senior Credit Facilities may give another Payment Blockage Notice within such period.  However, in no event may the total number of days during which any Payment Blockage Period or Periods on the senior subordinated notes is in effect exceed 179 days in the aggregate during any consecutive 365-day period, and there must be at least 186 days during any consecutive 365-day period during which no Payment Blockage Period is in effect.  Notwithstanding the foregoing, however, no Default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Blockage Notice.

Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

(1)                                  the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before the Holders are entitled to receive any payment;

(2)                                  until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which Holders would be entitled but for the subordination provisions of the Senior Subordinated Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive Permitted Junior Securities; and

(3)                                  if a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Senior Subordinated Indenture upon the failure of the Company to pay interest or principal with respect to the senior subordinated notes when due by their terms.  If payment of the senior subordinated notes is accelerated because of an Event of Default, the Company or the Trustee must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration.  So long as there shall remain outstanding Senior Indebtedness under the Senior Credit Facilities, a Blockage Notice with respect to the Senior Credit Facilities may only be given by the respective administrative agents thereunder unless otherwise agreed to in writing by the respective requisite lenders named in therein.  If any Designated Senior Indebtedness is outstanding, neither the Company nor any Guarantor may pay the senior subordinated notes until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the senior subordinated notes only if the Senior Subordinated Indenture otherwise permits payment at that time.

A Guarantor’s obligations under its Guarantee are senior subordinated obligations.  As such, the rights of Holders to receive payment by a Guarantor pursuant to its Guarantee will be subordinated in right of payment to the rights of holders of Senior Indebtedness of such Guarantor.  The terms of the subordination and payment blockage provisions described above with respect to the Company’s obligations under the senior subordinated notes apply equally to a Guarantor and the obligations of such Guarantor under its Guarantee.

A Holder by its acceptance of senior subordinated notes agrees to be bound by these subordination provisions and authorizes and expressly directs the Trustee under the Senior Subordinated Indenture, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Senior Subordinated Indenture and appoints the Trustee under the Senior Subordinated Indenture its attorney-in-fact for such purpose.

By reason of the subordination provisions contained in the Senior Subordinated Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Company or a Guarantor who are holders of Senior Indebtedness of the Company or such Guarantor, as the case may be, may recover more, ratably, than the Holders, and creditors of the Company or a Guarantor who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness of the Company or such Guarantor and may recover more, ratably, than the Holders.  See “Risk Factors—The right of holders of the senior subordinated notes to receive payments on the senior subordinated notes and the guarantees thereof are junior to the rights of the lenders under our senior secured credit facilities, our 2028 debentures and to all of our and the guarantors’ other senior indebtedness, including any of our or the guarantors’ future senior debt”.

The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations deposited in trust or with the Trustee, as applicable, for the payment of principal of and interest on the senior subordinated notes pursuant to the provisions described under “—Legal Defeasance and Covenant Defeasance” or “—Satisfaction and Discharge”, if the subordination provisions described in this section were not violated at the time the applicable amounts were deposited in trust or with the Trustee, as applicable, pursuant to such sections.

Mandatory Redemption; Offer to Purchase; Open Market Purchases

The Company is not required to make any mandatory redemption or sinking fund payments with respect to the senior subordinated notes.  However, under certain circumstances, the Company may be required to offer to purchase senior subordinated notes as described under “—Repurchase at the Option of Holders.” The Company may from time to time acquire senior subordinated notes by means other than a redemption, whether by tender offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws.

Optional Redemption

The Company may redeem the senior subordinated notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, and Additional Interest, if any, thereon to the applicable redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 15 of each of the years indicated below:

Year	Percentage
2010	105.188%
2011	103.458%
2012	101.729%
2013 and thereafter	100.000%

Selection and Notice

If the Company is redeeming less than all of the senior subordinated notes at any time, the Trustee will select the senior subordinated notes to be redeemed (a) if the senior subordinated notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such senior subordinated notes are listed or (b) if such senior subordinated notes are not so listed, on a pro rata basis to the extent practicable; provided that no senior subordinated notes of $2,000 or less shall be redeemed in part.

Notices of redemption shall be mailed by first-class mail, postage prepaid, at least 30 days but not more than 60 days before the redemption date to each Holder at such Holder’s registered address, except that notices of redemption may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the senior subordinated notes or a satisfaction and discharge of the Senior Subordinated Indenture.  If any senior subordinated note is to be redeemed in part only, any notice of redemption that relates to such senior subordinated note shall state the portion of the principal amount thereof to be redeemed.

A senior subordinated note in principal amount equal to the unredeemed portion of any senior subordinated note redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original senior subordinated note.  Senior subordinated notes called for redemption become due and payable on the date fixed for redemption.  On and after the redemption date, unless the Company defaults in the redemption payment, interest shall cease to accrue on the senior subordinated note or portions thereof called for redemption.

Repurchase at the Option of Holders

Change of Control

If a Change of Control occurs, the Company will make an offer to purchase all of the senior subordinated notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.  Within 30 days following any Change of Control, the Company will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the security register with a copy to the Trustee, with the following information:

(1)                                  a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control”, and all senior subordinated notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2)                                  the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)                                  any senior subordinated note not properly tendered will remain outstanding and continue to accrue interest;

(4)                                  unless the Company defaults in the payment of the Change of Control Payment, all senior subordinated notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)                                  Holders electing to have any senior subordinated notes purchased pursuant to a Change of Control Offer will be required to surrender the senior subordinated notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the senior subordinated notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                  Holders will be entitled to withdraw their tendered senior subordinated notes and their election to require the Company to purchase such senior subordinated notes; provided that the paying agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of senior subordinated notes tendered for purchase, and a statement that such Holder is withdrawing its tendered senior subordinated notes and its election to have such senior subordinated notes purchased; and

(7)                                  Holders whose senior subordinated notes are being purchased only in part will be issued senior subordinated notes equal in principal amount to the unpurchased portion of the senior subordinated notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000.

While the senior subordinated notes are in global form and the Company makes an offer to purchase all of the senior subordinated notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the senior subordinated notes through the facilities of the Depository Trust Company (“DTC”), subject to its rules and regulations.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the senior subordinated notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Subordinated Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Subordinated Indenture by virtue thereof.

On the Change of Control Payment Date, the Company will, to the extent permitted by law,

(1)                                  accept for payment all senior subordinated notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)                                  deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all senior subordinated notes or portions thereof so tendered and

(3)                                  deliver, or cause to be delivered, to the Trustee for cancellation the senior subordinated notes so accepted together with an Officers’ Certificate stating that such senior subordinated notes or portions thereof have been tendered to and purchased by the Company.

The paying agent will promptly mail to each Holder the Change of Control Payment for such senior subordinated notes, and the Trustee will promptly authenticate and mail to each Holder a senior subordinated note equal in principal amount to any unpurchased portion of the senior subordinated notes surrendered, if any; provided that each such senior subordinated note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Senior Credit Facilities (in each case, subject to limited exceptions), and future credit agreements or other agreements to which the Company becomes a party may, prohibit the Company from purchasing any senior subordinated notes as a result of a Change of Control.  In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the senior subordinated notes, the Company could seek the consent of its lenders to permit the purchase of the senior subordinated notes or could attempt to refinance the borrowings and notes that contain such prohibition.  If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from purchasing the senior subordinated notes.  In such case, the Company’s failure to purchase tendered senior subordinated notes would constitute an Event of Default under the Senior Subordinated Indenture.  If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Senior Subordinated Indenture would restrict payment to the Holders under certain circumstances.

The Revolving Credit Facility provides that certain change of control events with respect to the Company (including a Change of Control under the Senior Subordinated Indenture) would constitute a default thereunder.  If the Company experiences a change of control that triggers a default under the Revolving Credit Facility or cross-defaults under any other Indebtedness, the Company could seek a waiver of such defaults or seek to refinance the Indebtedness outstanding under the Revolving Credit Facility and such other Indebtedness.  In the event the Company does not obtain such a waiver or refinance the Indebtedness outstanding under the Revolving Credit Facility and such other Indebtedness, such defaults could result in amounts outstanding under the Revolving Credit Facility and such other Indebtedness being declared due and payable.  The Company’s ability to pay cash to the Holders following the occurrence of a Change of Control may be limited by its then existing financial resources.  Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Company will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Senior Subordinated Indenture applicable to a Change of Control Offer made by the Company and purchases all senior subordinated notes validly tendered and not withdrawn under such Change of Control Offer.  A Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The Change of Control purchase feature of the senior subordinated notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management.  The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers.  We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future.  Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Senior Subordinated Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.  Restrictions on our ability to incur additional Indebtedness are contained in the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”.  Such restrictions can be waived with the consent of the holders of a majority in principal amount of the senior subordinated notes then outstanding.  Except for the limitations contained in such covenant, however, the Senior Subordinated Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person.  Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law.  Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company.  As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an offer to repurchase the senior subordinated notes as described above.

The provisions under the Senior Subordinated Indenture relative to the Company’s obligation to make an offer to repurchase the senior subordinated notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the senior subordinated notes.

Asset Sales

The Senior Subordinated Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale, unless:

(1)                                  the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of; and

(2)                                  except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of

(a)                                  any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the senior subordinated notes, that are assumed by the transferee of any such assets (or a third party on behalf of the transferee) and for which the Company or such Restricted Subsidiary has been validly released by all creditors in writing,

(b)                                 any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale and

(c)                                  any Designated Noncash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $125.0 million and (y) 1.75% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after any of the Company’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may, at its option, apply the Net Proceeds from such Asset Sale:

(1)                                  to permanently reduce

(x)                                   Obligations under any Senior Indebtedness, the senior subordinated notes or any other Senior Subordinated Indebtedness, in each case, of the Company or any

Subsidiary Guarantor and, in the case of Obligations under revolving credit facilities or other similar Indebtedness, to correspondingly permanently reduce commitments with respect thereto (other than Obligations owed to the Company or a Restricted Subsidiary); provided that if the Company or any Restricted Subsidiary shall so reduce Obligations under any Senior Subordinated Indebtedness, the Company or such Subsidiary Guarantor will, equally and ratably, reduce Obligations under the senior subordinated notes by, at its option, (A) redeeming senior subordinated notes if the senior subordinated notes are then redeemable as provided under “Optional Redemption” (B) making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their senior subordinated notes at 100% of the principal amount thereof, plus the amount of accrued and unpaid interest and Additional Interest, if any, on the principal amount of senior subordinated notes to be repurchased or (C) purchasing senior subordinated notes through open market purchases (to the extent such purchases are at a price equal to or higher than 100% of the principal amount thereof) in a manner that complies with the Senior Subordinated Indenture and applicable securities law; or

(y)                                 Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary; or

(2)                                  to an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties, (c) capital expenditures and (d) acquisitions of other assets, that in each of (a), (b), (c) and (d), are used or useful in a Similar Business or replace the businesses, properties and assets that are the subject of such Asset Sale.

Any Net Proceeds from the Asset Sale that are not invested or applied in accordance with the preceding paragraph within 450 days from the date of the receipt of such Net Proceeds will be deemed to constitute “Excess Proceeds”; provided that if during such 450-day period the Company or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) of the immediately preceding paragraph after such 450th day, such 450-day period will be extended with respect to the amount of Net Proceeds so committed until such Net Proceeds are required to be applied in accordance with such agreement (but such extension will in no event be for a period longer than 180 days) (or, if earlier, the date of termination of such agreement).  When the aggregate amount of Excess Proceeds exceeds $45.0 million, the Company shall make an offer to all Holders and, if required by the terms of any Senior Subordinated Indebtedness, to the holders of such Senior Subordinated Indebtedness (other than with respect to Hedging Obligations) (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of senior subordinated notes and such Senior Subordinated Indebtedness that is an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100%, of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Senior Subordinated Indenture.  The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $45.0 million by mailing the notice required pursuant to the terms of the Senior Subordinated Indenture, with a copy to the Trustee.  The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days or with respect to Excess Proceeds of $45.0 million or less.

To the extent that the aggregate amount of senior subordinated notes and such Senior Subordinated Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Senior Subordinated Indenture.  If the aggregate principal amount of senior subordinated notes or the Senior Subordinated Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Company shall select or cause to be selected the senior subordinated notes and such Senior Subordinated Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the senior subordinated notes or such Senior

Subordinated Indebtedness tendered.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds related to such Asset Sale Offer shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the Company or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Senior Subordinated Indenture.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of senior subordinated notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Senior Subordinated Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Senior Subordinated Indenture by virtue thereof.

The Senior Credit Facilities limit (subject to limited exceptions), and future credit agreements or other agreements to which the Company becomes a party may limit or prohibit, the Company from purchasing any senior subordinated notes as a result of an Asset Sale Offer.  In the event the Company is required to make an Asset Sale Offer at a time when the Company is prohibited from purchasing the senior subordinated notes, the Company could seek the consent of its lenders to permit the purchase of the senior subordinated notes or could attempt to refinance the borrowings that contain such prohibition.  If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from purchasing the senior subordinated notes.  In such case, the Company’s failure to purchase tendered senior subordinated notes would constitute an Event of Default under the Senior Subordinated Indenture.  If, as a result thereof, a default occurs with respect to any Senior Indebtedness, the subordination provisions in the Senior Subordinated Indenture would restrict payments to the Holders under certain circumstances.

The provisions under the Senior Subordinated Indenture relative to the Company’s obligation to make an offer to repurchase the senior subordinated notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the senior subordinated notes.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Senior Subordinated Indenture.

Limitation on Restricted Payments

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)                                  declare or pay any dividend or make any distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than

(A)                              dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or

(B)                                dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2)                                  purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, including in connection with any merger or consolidation;

(3)                                  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than

(x)                                   Indebtedness permitted under clauses (i) and (j) of the covenant described under “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or

(y)                                 the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4)                                  make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a)                                  no Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)                                 immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(c)                                  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date pursuant to the first paragraph of this covenant or clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(C), (8) and (12) of the next succeeding paragraph (and excluding, for the avoidance of doubt, all other Restricted Payments made pursuant to the next succeeding paragraph), is less than the sum, without duplication, of

(1)                                  50%, of the Consolidated Net Income of the Company for the period (taken as one accounting period) from August 1, 2005 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, provided that if, at the time of a proposed Restricted Payment under the first paragraph of this covenant, the Consolidated Leverage Ratio of the Company is less than 4.50 to 1.00, for purposes of calculating availability of amounts hereunder for such Restricted Payment only, the reference to 50% in this clause (1) above shall be deemed to be 75%, plus

(2)                                  100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received by the Company after the Issue Date (less the amount of such net cash proceeds to the extent such amount has been relied upon to permit the incurrence of Indebtedness, or issuance of Disqualified Stock or Preferred Stock pursuant to clause (v)(ii) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of

(x)                                   Equity Interests of the Company, including Retired Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Company, of marketable securities or other property received from the sale of

(A)                              Equity Interests to any future, present or former employees, directors, managers or consultants of the Company, any direct or indirect parent company of the Company or any of the Company’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph and

(B)                                Designated Preferred Stock

and to the extent actually contributed to the Company, Equity Interests of the Company’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph) or

(y)                                 debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company;

provided that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests of the Company or debt securities of the Company that have been converted into or exchanged for Equity Interests of the Company sold to a Restricted Subsidiary or the Company, as the case may be, (c) Disqualified Stock or debt securities that have been converted into or exchanged for Disqualified Stock or (d) Excluded Contributions, plus

(3)                                  100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property contributed to the capital of the Company after the Issue Date ( less the amount of such net cash proceeds to the extent such amount has been relied upon to permit the incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock pursuant to clause (v)(ii) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) (other than by a Restricted Subsidiary and other than by any Excluded Contributions), plus

(4)                                  to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Company, of marketable securities or other property received after the Issue Date by means of

(A)                              the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or any Restricted Subsidiary and repurchases and redemptions of such Restricted Investments from the Company or any Restricted Subsidiary and repayments of loans or advances that constitute Restricted Investments by the Company or any Restricted Subsidiary or

(B)                                the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary (other than Kate Spade) or a distribution from an Unrestricted Subsidiary (other than an Extraordinary Distribution) (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clauses (9) or (13) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary (other than an Extraordinary Distribution), plus

(5)                                  in the case of the redesignation of an Unrestricted Subsidiary (other than Kate Spade) as a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Company in good faith or if, in the case of an Unrestricted Subsidiary, such fair market value may exceed $125.0 million, in writing by an

Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clauses (9) or (13) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1)                                  the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Senior Subordinated Indenture;

(2)                                  (a)                                  the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Company or any Equity Interests of any direct or indirect parent company of the Company, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3)                                  the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of such Person that is incurred in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as

(A)                              the principal amount of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness,

(B)                                such Indebtedness is subordinated to the senior subordinated notes at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, acquired or retired,

(C)                                such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired and

(D)                               such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired;

(4)                                  a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director, manager or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $10.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $20.0 million in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed

(A)                              the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company’s direct or indirect parent companies, in each case to members of management, directors, managers or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (c) of the preceding paragraph, plus

(B)                                the cash proceeds of key man life insurance policies received by the Company and the Restricted Subsidiaries after the Issue Date, less

(C)                                the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Company from members of management, directors, managers or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Senior Subordinated Indenture;

(5)                                  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of Fixed Charges;

(6)                                  (A)                              the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Issue Date;

(B)                                the declaration and payment of dividends to a direct or indirect parent company of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Company from the sale of such Designated Preferred Stock; or

(C)                                the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (A), (B) and (C) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company and the Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7)                                  repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8)                                  the declaration and payment of dividends on the Company’s common stock following the first public offering of the Company’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net proceeds received by or contributed to the Company in or from any such public offering, other than public offerings with respect to the Company’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(9)                                  Restricted Payments that are made with Excluded Contributions;

(10)                            the declaration and payment of dividends by the Company to, or the making of loans to, its direct parent company in amounts required for the Company’s direct or indirect parent companies to pay

(A)                              franchise taxes and other fees, taxes and expenses required to maintain their corporate existence,

(B)                                Federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Company and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries,

(C)                                customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries,

(D)                               general corporate overhead expenses of any direct or indirect parent company of the Company to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries, and

(E)                                 reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering by such direct or indirect parent company of the Company;

(11)                            any Restricted Payments used to fund the Transactions and the fees and expenses related thereto, including those owed to Affiliates, in each case to the extent permitted by the covenant described under “ —Transactions with Affiliates”;

(12)                            the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”; provided that, prior to such repurchase, redemption or other acquisition, the Company (or a third party to the extent permitted by the Senior Subordinated Indenture) shall have made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the senior subordinated notes and shall have repurchased all senior subordinated notes validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer;

(13)                            Investments in Unrestricted Subsidiaries, having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed the greater of (x) $75.0 million and (y) 1.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value);

(14)                            distributions or payments of Receivables Fees;

(15)                            the distribution, as a dividend or otherwise (and the declaration of such dividend), of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, any Unrestricted Subsidiary (other than Kate Spade); and

(16)                            other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (16), does not exceed $75.0 million;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (15) and (16) no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of July 30, 2011, all of the Company’s active Subsidiaries are Restricted Subsidiaries.  The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate paragraph of the definition of “Unrestricted Subsidiary”.  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments”.  Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clauses (9), (13) or (16), or pursuant to the definition of “Permitted Investments”, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Senior Subordinated Indenture.

Notwithstanding anything to the contrary therein, the Senior Subordinated Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any (x) Restricted Payment covered in clauses (1) through (3) of the definition of Restricted Payments to the holders of Equity Interests of the Company or any of its direct or indirect parent companies (which shall include the Sponsors, the Co-Investors and their respective Affiliates) (other than to the Company and its Restricted Subsidiaries, future, present or former employees, directors, managers, or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies with respect to Equity Interests held by them in such capacities and other than a Restricted Payment made pursuant to clause (10) of the second paragraph of this covenant) or (y) Investment in the Sponsors, the Co-Investors, any Permitted Holders who are members of a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) with the Sponsors or any Co-Investors or any Person or group who becomes a Permitted Holder following a Change of Control as provided for in the definition of “Permitted Holders” or their respective Affiliates (other than in the Company and its Subsidiaries and members of management of the Company (or its direct parent)), in each case during any period when the Company is prohibited from making such Restricted Payments or Investments pursuant to the Senior Indenture or any other instrument governing Indebtedness, Disqualified Stock or Preferred Stock issued to extend, replace, refund, refinance, renew or defease the Senior Notes.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence “) with respect to any Indebtedness (including Acquired Indebtedness), and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Company’s and its Restricted Subsidiaries’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to the foregoing by Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed $100.0 million at any one time outstanding.

The foregoing limitations will not apply to any of the following items (collectively, “Permitted Debt”):

(a)                                  Indebtedness incurred pursuant to the Revolving Credit Facility by the Company or any Restricted Subsidiary; provided that immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (a) and then outstanding does not exceed the greater of (A) $800.0 million less up to $150.0 million in the aggregate of all principal payments with respect to such Indebtedness made pursuant to clause (1)(x) of the second paragraph under “—Repurchase at the Option of Holders—Asset Sales” and (B) the lesser of (x) 80.0% of the value of the eligible inventory of the Company and its Restricted Subsidiaries valued at the lower of cost or market value and (y) 85.0% of the net orderly liquidation value of the eligible inventory of the Company and its Restricted Subsidiaries;

(b)                                 Indebtedness incurred pursuant to the Term Loan Facility by the Company or any Restricted Subsidiary; provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (b) and then outstanding does not exceed $1,975.0 million less up to $250.0 million in the aggregate of all principal payments with respect to such Indebtedness made pursuant to clause (1)(x) of the second paragraph under “ —Repurchase at the Option of Holders—Asset Sales”;

(c)                                  the incurrence by the Company and any Subsidiary Guarantor of Indebtedness represented by the senior subordinated notes issued on the Issue Date (including any Subsidiary Guarantees thereof) and the exchange notes and related exchange guarantees to be issued in exchange for the senior subordinated notes and the Subsidiary Guarantees pursuant to the Registration Rights Agreement (other than any Additional Senior Subordinated Notes);

(d)                                 the incurrence by the Company and any Subsidiary Guarantor of Indebtedness represented by the Senior Notes issued on the Issue Date (including any guarantee thereof) and the exchange notes and related exchange guarantees to be issued in exchange for the Senior Notes pursuant to the Registration Rights Agreement (other than any Additional Senior Notes (as defined in the Senior Indenture));

(e)                                  Existing Indebtedness (other than Indebtedness described in clauses (a), (b), (c), and (d)), including the Existing 2008 Notes and the Existing 2028 Debentures;

(f)                                    Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Company or any of the Restricted Subsidiaries, to finance the development, construction, purchase, lease (other than the lease, pursuant to Sale and Lease-Back Transactions, of property (real or personal), equipment or other fixed or capital assets owned by the Company or any Restricted Subsidiary as of the Issue Date or acquired by the Company or any Restricted Subsidiary after the Issue Date in exchange for, or with the proceeds of the sale of, such assets owned by the Company or any Restricted Subsidiary as of the Issue Date), repairs, additions or improvement of property (real or personal), equipment or other fixed or capital assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (f) does not exceed $250.0 million at any one time outstanding;

(g)                                 Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(h)                                 Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a

Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that

(1)                                  such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (h)(1)) and

(2)                                  the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

(i)                                     Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the senior subordinated notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(j)                                     Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(k)                                  shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock;

(l)                                     Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting: (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of the Senior Subordinated Indenture to be outstanding, (B) exchange rate risk with respect to any currency exchange or (C) commodity pricing risk with respect to any commodity;

(m)                               obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(n)                                 (x) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other Obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted under the terms of the Senior Subordinated Indenture or (y) any guarantee by a Restricted Subsidiary of Indebtedness of the Company permitted to be incurred under the terms of the Senior Subordinated Indenture; provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(o)                                 the incurrence by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock that serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (c), (d), (e) and (f) above, this clause (o) and clauses (p) and (v)(ii) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums and fees in connection therewith (the “ Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)                                  has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased,

(2)                                  to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated or pari passu to the senior subordinated notes or any Subsidiary Guarantee, such Refinancing Indebtedness is subordinated or pari passu to the senior subordinated notes or such Subsidiary Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively and

(3)                                  shall not include

(x)                                   Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company,

(y)                                 Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor or

(z)                                   Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided, further, that subclause (1) of this clause (o) will not apply to any refunding or refinancing of any Senior Indebtedness outstanding under the Senior Notes, the guarantees of such Senior Notes or the Existing 2028 Debentures;

(p)                                 Indebtedness, Disqualified Stock or Preferred Stock (x) of the Company or any of its Restricted Subsidiaries incurred to finance the acquisition of any Person or assets or (y) of Persons that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Senior Subordinated Indenture; provided that either

(1)                                  after giving effect to such acquisition or merger, either

(A)                              the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

(B)                                the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries on a consolidated basis is greater than immediately prior to such acquisition or merger; or

(2)                                  such Indebtedness, Disqualified Stock or Preferred Stock (A) is not Secured Indebtedness and is Senior Subordinated Indebtedness or Subordinated Indebtedness with subordination terms no more favorable to the holders thereof than the subordination terms set forth in the Senior Subordinated Indenture as in effect on the Issue Date, (B) is not incurred while a Default exists and no Default shall result therefrom, (C) does not mature (and is not mandatorily redeemable in the case of Disqualified Stock or Preferred Stock) and does not require any payment of principal prior to the final maturity of the senior subordinated notes and (D) in the case of sub-clause (y) above only, is not incurred in contemplation of such acquisition or merger;

(q)                                 Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(r)                                    Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Senior Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(s)                                  Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (s) and then outstanding, does not exceed $75.0 million (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (s) shall cease to be deemed incurred or outstanding for purposes of this clause (s) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (s));

(t)                                    Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (t) and then outstanding, does not exceed 5.0% of Foreign Subsidiary Total Assets (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (t) shall cease to be deemed incurred or outstanding for purposes of this clause (t) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (t));

(u)                                 Indebtedness consisting of Indebtedness issued by the Company or any Restricted Subsidiary to current or former officers, managers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent described in clause (4) of the second paragraph under “—Limitation on Restricted Payments”;

(v)                                 Indebtedness, Disqualified Stock and Preferred Stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (v) and then outstanding, does not at any one time outstanding exceed the sum of

(i)                                                             $175.0 million (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (v)(i) shall cease to be deemed incurred or outstanding for purposes of this clause (v)(i) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (v)(i)); plus

(ii)                                                          200% of the net cash proceeds received by the Company since after the Issue Date from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) as determined in accordance with clauses (c)(2) and (c)(3) of the first paragraph of the covenant described under “ —Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other investments, payments or exchanges pursuant to the second paragraph of the covenant described under “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (a) and (c) of the definition thereof); and

(w)                               Attributable Debt incurred by the Company or any Restricted Subsidiary pursuant to Sale and Lease-Back Transactions of property (real or personal), equipment or other fixed or capital assets owned by the Company or any Restricted Subsidiary as of the Issue Date or acquired by the Company or any Restricted Subsidiary after the Issue Date in exchange for, or with the proceeds of the sale of, such assets owned by the Company or any Restricted Subsidiary as of the Issue Date, provided that the aggregate amount of Attributable Debt incurred under this clause (w) does not exceed $100.0 million.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (w) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, will classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one or more of the above clauses; provided that all Indebtedness outstanding under the Senior Credit Facilities on the Issue Date will be deemed to have been incurred on such date in reliance on the exception in clauses (a) and (b) of the definition of Permitted Debt.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

The principal amount of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

Limitation on Layering

The Senior Subordinated Indenture will provide that the Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Debt) that is contractually subordinated or junior in right of payment to any Senior Indebtedness of the Company or any Subsidiary Guarantor, as the case may be, unless such Indebtedness is either:

(1)                                  pari passu in right of payment with the senior subordinated notes or the Subsidiary Guarantees, as the case may be; or

(2)                                  expressly subordinated in right of payment to the senior subordinated notes or the Subsidiary Guarantees, as the case may be.

The Senior Subordinated Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

The Company will not, and will not permit any of the Subsidiary Guarantors to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Senior Subordinated Indebtedness or Subordinated Indebtedness on any asset or property of the Company or any Subsidiary Guarantor now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1)                                  in the case of Liens securing Subordinated Indebtedness, the senior subordinated notes or the applicable Subsidiary Guarantee of a Subsidiary Guarantor, as the case may be, are secured by a Lien on such property or assets that is senior in priority to such Liens; and

(2)                                  in all other cases, the senior subordinated notes or the applicable Subsidiary Guarantee of a Subsidiary Guarantor, as the case may be, are equally and ratably secured; provided that any Lien which is granted to secure the senior subordinated notes under this covenant shall be discharged at the same time as the discharge of the Lien (other than through the exercise of remedies with respect thereto) that gave rise to the obligation to so secure the senior subordinated notes.

Merger, Consolidation or Sale of All or Substantially All Assets

The Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)                                  the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the “Successor Company”);

(2)                                  the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under the Senior Subordinated Indenture and the senior subordinated notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)                                  immediately after such transaction, no Default exists;

(4)                                  immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period,

(A)                              the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “ —Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or

(B)                                the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries on a consolidated basis would be greater than such ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction;

(5)                                  each Guarantor, unless it is the other party to the transactions described above, in which case clause (A)(2) of the second succeeding paragraph or clause (2) of the fourth succeeding paragraph, as applicable, shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Senior Subordinated Indenture and the senior subordinated notes; and

(6)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Subordinated Indenture.

Subject to certain limitations described in the Senior Subordinated Indenture, the Successor Company will succeed to, and be substituted for, the Company under the Senior Subordinated Indenture and the senior subordinated notes.  Notwithstanding the foregoing clauses (3) and (4),

(a)                                  any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to, the Company and

(b)                                 the Company may merge with an Affiliate of the Company incorporated solely for the purpose of reincorporating the Company in another state of the United States of America so long as the amount of Indebtedness of the Company and the Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Senior Subordinated Indenture governing release of a Subsidiary Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, each Subsidiary Guarantor will not, and the Company will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless

(A)                              (1)                                  such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(2)                                  the Successor Person, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Senior Subordinated Indenture and such Subsidiary Guarantor’s Subsidiary Guarantee, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)                                  immediately after such transaction, no Default exists; and

(4)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Subordinated Indenture; or

(B)                                the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders—Asset Sales”.

Subject to certain limitations described in the Senior Subordinated Indenture, the Successor Person will succeed to, and be substituted for, such Subsidiary Guarantor under the Senior Subordinated Indenture and such Subsidiary Guarantor’s Subsidiary Guarantee.  Notwithstanding the foregoing, any Subsidiary Guarantor may merge into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company.

Holdings will not consolidate or merge with or into or wind up into (whether or not Holdings is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1)                                  Holdings is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Holdings) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (Holdings or such Person, as the case may be, being herein called the “Successor Holdings Guarantor”);

(2)                                  the Successor Holdings Guarantor, if other than Holdings, expressly assumes all the obligations of Holdings under the Senior Subordinated Indenture and the Guarantee of Holdings, pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)                                  immediately after such transaction, no Event of Default or payment Default exists; and

(4)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Senior Subordinated Indenture.

Subject to certain limitations described in the Senior Subordinated Indenture, the Successor Holdings Guarantor will succeed to, and be substituted for, Holdings under the Senior Subordinated Indenture and the Guarantee of Holdings.  Notwithstanding the foregoing, Holdings may merge into or transfer all or part of its properties and assets to a Subsidiary Guarantor or the Company, and Holdings may merge with an Affiliate of the Company incorporated solely for the purpose of reincorporating Holdings in another state of the United States of America so long as the amount of Indebtedness of Holdings, the Company and the Restricted Subsidiaries is not increased thereby.

Notwithstanding the foregoing, the Merger will be permitted without compliance with this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or Holdings, as applicable, which properties and assets, if held by the Company or Holdings, as applicable, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries on a consolidated basis or Holdings and its Subsidiaries on a consolidated basis, as applicable, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or Holdings, as applicable.

Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law.  Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless

(a)                                  such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and

(b)                                 the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $30.0 million, a Board Resolution adopted by the majority of the members of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The foregoing provisions will not apply to the following:

(1)                                  Transactions between or among the Company or any of the Restricted Subsidiaries;

(2)                                  Restricted Payments permitted by the provisions of the Senior Subordinated Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3)                                  the payment of management, consulting, monitoring and advisory fees and related expenses to the Sponsors and any termination or other fee payable to the Sponsors upon a change of control or initial public equity offering of the Company or any direct or indirect parent company thereof pursuant to the Management Services Agreement as in effect on the Issue Date;

(4)                                  the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, managers, employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary;

(5)                                  payments by the Company or any Restricted Subsidiary to any of the Sponsors and the Co-Investors for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Company in good faith;

(6)                                  transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(7)                                  payments or loans (or cancellations of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary and employment agreements, stock option plans and other compensatory arrangements with such employees or consultants that are, in each case, approved by the Company in good faith;

(8)                                  any agreement, instrument or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect as compared to the applicable agreement as in effect on the Issue Date as reasonably determined in good faith by the Company);

(9)                                  the existence of, or the performance by the Company or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Holders in any material respect than the terms of the original agreement in effect on the Issue Date as reasonably determined in good faith by the Company;

(10)                            the Transactions, the Credit Card Sale and the payment of all fees and expenses related to the Transactions and the Credit Card Sale, in each case as disclosed in this prospectus;

(11)                            transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Senior Subordinated Indenture that are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(12)                            the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Permitted Holder or to any director, manager, officer, employee or consultant of the Company or any direct or indirect parent company thereof;

(13)                            sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

(14)                            investments by the Sponsors and the Co-Investors in securities of the Company or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a)                                  (1)                                  pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or

(2)                                  pay any Indebtedness owed to the Company or any Restricted Subsidiary;

(b)                                 make loans or advances to the Company or any Restricted Subsidiary; or

(c)                                  sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1)                                  contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation (including security documents and intercreditor agreements) and Hedging Obligations, the Existing 2008 Notes and the Existing 2028 Debentures;

(2)                                  the Indenture and the senior subordinated notes and the Subsidiary Guarantees;

(3)                                  purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(4)                                  applicable law or any applicable rule, regulation or order;

(5)                                  any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6)                                  contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7)                                  Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8)                                  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)                                  other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries permitted to be incurred after the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(10)                            customary provisions in joint venture agreements and other similar agreements;

(11)                            customary provisions contained in leases and other agreements entered into in the ordinary course of business;

(12)                            restrictions created in connection with any Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such restrictions are necessary or advisable, in the good faith determination of the Company, to effect such Receivables Facility;

(13)                            restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary; and

(14)                            any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided, further; that with respect to contracts, instruments or obligations existing on the

Issue Date, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such encumbrances and other restrictions than those contained in such contracts, instruments or obligations as in effect on the Issue Date.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Company will not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities), other than a Subsidiary Guarantor or a Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Company or any other Subsidiary Guarantor unless:

(1)                                  such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Senior Subordinated Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company or any Subsidiary Guarantor:

(a)                                  if the senior subordinated notes or such Subsidiary Guarantor’s Subsidiary Guarantee are subordinated in right of payment to such Indebtedness, the Subsidiary Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the senior subordinated notes are subordinated to such Indebtedness; and

(b)                                 if such Indebtedness is by its express terms subordinated in right of payment to the senior subordinated notes or such Subsidiary Guarantor’s Subsidiary Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary Guarantee substantially to the same extent as such Indebtedness is subordinated to the senior subordinated notes;

(2)                                  such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; and

(3)                                  such Restricted Subsidiary shall deliver to the Trustee an opinion of counsel to the effect that:

(a)                                  such Subsidiary Guarantee has been duly executed and authorized; and

(b)                                 such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Reports and Other Information

Whether or not required by the SEC, so long as any senior subordinated notes are outstanding, the Company will furnish to the Holders, within the time periods specified in the SEC’s rules and regulations for non-accelerated filers:

(1)                                  all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (or any successor or comparable forms) if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)                                  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clause (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.  In addition, the Company has agreed that, for so long as any senior subordinated notes remain outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In addition, for so long as Holdings is a Guarantor under the Senior Subordinated Indenture or if at any time any other direct or indirect parent company of the Company is a guarantor of the senior subordinated notes, the reports, information and other documents required to be filed and furnished to the Holders pursuant to this covenant may, at the option of the Company, be filed by and be those of Holdings or such other parent, as applicable, rather than the Company; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings or such other parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

Obligations of the Company and the Restricted Subsidiaries Relating to Kate Spade

The Senior Subordinated Indenture contains additional covenants relating to Kate Spade which are no longer applicable as we entered into a definitive agreement to sell 100% of the ownership interests in Kate Spade to Liz Claiborne, Inc. in November 2006.

Events of Default and Remedies

The following events constitute Events of Default under the Senior Subordinated Indenture:

(1)                                  default in payment when due and payable, upon redemption, acceleration or otherwise, of payments of principal of, or premium, if any, on the senior subordinated notes issued under the Senior Subordinated Indenture, whether or not such payment is prohibited by the subordination provisions of the Senior Subordinated Indenture;

(2)                                  default for 30 days or more in the payment when due of interest on or with respect to the senior subordinated notes issued under the Senior Subordinated Indenture, whether or not such payment is prohibited by the subordination provisions of the Senior Subordinated Indenture;

(3)                                  failure by the Company, Holdings or any Subsidiary Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of at least 30% in principal amount of the then outstanding senior subordinated notes issued under the Senior Subordinated Indenture to comply with any of its other agreements in the Senior Subordinated Indenture or the senior subordinated notes;

(4)                                  default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the senior subordinated notes, if both

(A)                              such default either

(i)                                                             results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or

(ii)                                                          relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B)  the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

(5)                                  failure by the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)                                  certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary); or

(7)                                  the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Subsidiary Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Senior Subordinated Indenture or the release of any such Subsidiary Guarantee in accordance with the Senior Subordinated Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Senior Subordinated Indenture, the Trustee or the Holders of at least 30% in principal amount of the then outstanding senior subordinated notes issued under the Senior Subordinated Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding senior subordinated notes issued under the Senior Subordinated Indenture to be due and payable immediately; provided that, so long as any Indebtedness permitted to be incurred under the Senior Subordinated Indenture as part of the Senior Credit Facilities will be outstanding, no such acceleration will be effective until the earlier of

(1)                                  acceleration of any such Indebtedness under the Senior Credit Facilities, and

(2)                                  five Business Days after the giving of written notice of such acceleration to the Company and the administrative agent under each of the Senior Credit Facilities.

Upon the effectiveness of such declaration, such principal of and premium, if any, and interest on the senior subordinated notes will be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding senior subordinated notes will become due and payable without further action or notice.  The Senior Subordinated Indenture provides that the Trustee may withhold from Holders notice of any continuing Default, except a Default relating to the payment of principal of and premium, if any, and interest on the senior subordinated notes if it determines that withholding notice is in their interest.  In addition, the Trustee will have no obligation to accelerate the senior subordinated notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of such senior subordinated notes.

The Senior Subordinated Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding senior subordinated notes issued thereunder by notice to the Trustee may, on behalf of the

Holders of all of such senior subordinated notes, waive any existing Default and its consequences under the Senior Subordinated Indenture, except a continuing Default in the payment of principal of and premium, if any, or interest on any such senior subordinated notes held by a non-consenting Holder.  In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders if, within 20 days after such Event of Default arose,

(x)                                   the Indebtedness or guarantee that is the basis for such Event of Default has been discharged,

(y)                                 the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or

(z)                                   the default that is the basis for such Event of Default has been cured.

Except to enforce the right to receive payments of principal of and premium, if any, and interest on the senior subordinated notes when due, no Holder may pursue any remedy with respect to the Senior Subordinated Indenture or the senior subordinated notes unless:

(1)                                  such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)                                  Holders of at least 30% in principal amount of the then outstanding senior subordinated notes have requested the Trustee to pursue the remedy;

(3)                                  such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)                                  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)                                  Holders of a majority in principal amount of the outstanding senior subordinated notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

The Senior Subordinated Indenture provides that the Company is required to deliver to the Trustee annually a statement regarding compliance with the Senior Subordinated Indenture, and the Company is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor (other than in the case of stockholders of any Subsidiary Guarantor, the Company or another Subsidiary Guarantor or in the case of stockholders of the Company, Holdings) or any of their parent companies shall have any liability for any obligations of the Company, Holdings or the Subsidiary Guarantors under the senior subordinated notes, the Guarantees and the Senior Subordinated Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder by accepting a senior subordinated note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the senior subordinated notes.  Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

Most of the obligations of the Company, Holdings and the Subsidiary Guarantors under the Senior Subordinated Indenture will terminate and will be released upon payment in full of all of the senior subordinated notes issued under the Senior Subordinated Indenture.  The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the senior subordinated notes issued under the Senior Subordinated Indenture and have Holdings’ obligation and each Subsidiary Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for

(1)                                  the rights of Holders of senior subordinated notes issued under the Senior Subordinated Indenture to receive payments in respect of the principal of, premium, if any, and interest on such senior subordinated notes when such payments are due solely out of the trust created pursuant to the Senior Subordinated Indenture,

(2)                                  the Company’s obligations with respect to senior subordinated notes issued under the Senior Subordinated Indenture concerning issuing temporary notes, registration of such senior subordinated notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)                                  the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith and

(4)                                  the Legal Defeasance provisions of the Senior Subordinated Indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations and those of Holdings and each Subsidiary Guarantor released with respect to certain covenants that are described in the Senior Subordinated Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the senior subordinated notes.  In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the senior subordinated notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the senior subordinated notes issued under the Senior Subordinated Indenture:

(1)                                  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the senior subordinated notes issued under the Senior Subordinated Indenture on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the senior subordinated notes;

(2)                                  in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States of America reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A)                              the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or

(B)                                since the original issuance of the senior subordinated notes, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel in the United States of America shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                  in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States of America reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                  no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)                                  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any of the Senior Credit Facilities, the Existing Indenture, the Existing 2028 Debentures or any other material agreement or instrument (other than the Senior Subordinated Indenture) to which, the Company, Holdings or any Subsidiary Guarantor is a party or by which the Company, Holdings or any Subsidiary Guarantor is bound;

(6)                                  the Company shall have delivered to the Trustee an opinion of counsel in the United States of America to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable U.S. Federal or state law, and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders;

(7)                                  the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company, Holdings or any Subsidiary Guarantor or others; and

(8)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel in the United States of America (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Senior Subordinated Indenture will be discharged and will cease to be of further effect as to all senior subordinated notes issued thereunder, when

(a)                                  either (1) all such senior subordinated notes theretofore authenticated and delivered, except lost, stolen or destroyed senior subordinated notes which have been replaced or paid and senior subordinated notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or (2) all such senior subordinated notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company, Holdings or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such senior subordinated notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(b)                                 no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) with respect to the Senior Subordinated Indenture or the senior subordinated notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities, the Existing Indenture, the Existing 2028 Debentures or any other agreement or instrument to which the Company, Holdings or any Subsidiary Guarantor is a party or by which the Company, Holdings or any Subsidiary Guarantor is bound;

(c)                                  the Company has paid or caused to be paid all sums payable by it under the Senior Subordinated Indenture; and

(d)                                 the Company has delivered irrevocable instructions to the Trustee under the Senior Subordinated Indenture to apply the deposited money toward the payment of such senior subordinated notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and Exchange

A Holder may transfer or exchange senior subordinated notes in accordance with the Senior Subordinated Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Senior Subordinated Indenture.  The Company is not required to transfer or exchange any senior subordinated note selected for redemption.  Also, the Company is not required to transfer or exchange any senior subordinated note for a period of 15 days before a selection of senior subordinated notes to be redeemed.

The registered Holder of a senior subordinated note will be treated as the owner of the senior subordinated note for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Senior Subordinated Indenture, any related Guarantee and the senior subordinated notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the senior subordinated notes then outstanding and issued under the Senior Subordinated Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior subordinated notes, and any existing Default or Event of Default or compliance with any provision of the Senior Subordinated Indenture or the senior subordinated notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding senior subordinated notes issued under the Senior Subordinated Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, senior subordinated notes, in each case other than senior subordinated notes beneficially owned by the Company or its Affiliates.

The Senior Subordinated Indenture provides that, without the consent of each Holder affected, an amendment or waiver may not, with respect to any senior subordinated notes issued under the Senior Subordinated Indenture and held by a non-consenting Holder:

(1)                                  reduce the principal amount of senior subordinated notes whose Holders must consent to an amendment, supplement or waiver,

(2)                                  reduce the principal of or change the fixed maturity of any such senior subordinated note or alter or waive the provisions with respect to the redemption of the senior subordinated notes (other than provisions relating to the covenants described above under “Repurchase at the Option of Holders”),

(3)                                  reduce the rate of or change the time for payment of interest on any senior subordinated note,

(4)                                  waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the senior subordinated notes issued under the Senior Subordinated Indenture, except a rescission of acceleration of the senior subordinated notes by the Holders of at least a majority in aggregate principal amount of the then outstanding senior subordinated notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Senior Subordinated Indenture or any Guarantee that cannot be amended or modified without the consent of all Holders,

(5)                                  make any senior subordinated note payable in money other than that stated in the senior subordinated notes,

(6)                                  make any change in the provisions of the Senior Subordinated Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the senior subordinated notes,

(7)                                  make any change in the ranking, priority or subordination provisions of the Senior Subordinated Indenture and the senior subordinated notes that would adversely affect the Holders,

(8)                                  except as expressly permitted by the Senior Subordinated Indenture, modify the Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) in any manner adverse to the Holders,

(9)                                  make any change in these amendment and waiver provisions or

(10)                            impair the right of any Holder to receive payment of principal of, or interest on, such Holder’s senior subordinated notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s senior subordinated notes.

Notwithstanding the foregoing, without the consent of any Holder, the Company, any Guarantor (with respect to a Guarantee or the Senior Subordinated Indenture to which it is a party) and the Trustee may amend or supplement the Senior Subordinated Indenture, any Guarantee or the senior subordinated notes:

(1)                                  to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)                                  to provide for uncertificated notes in addition to or in place of certificated notes;

(3)                                  to comply with the covenant relating to mergers, consolidations and sales of assets and to provide for the assumption of the Company’s, Holdings’ or any Subsidiary Guarantor’s obligations to Holders in connection therewith;

(4)                                  to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Senior Subordinated Indenture of any such Holder;

(5)                                  to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company, Holdings or a Subsidiary Guarantor;

(6)                                  to comply with requirements of the SEC in order to effect or maintain the qualification of the Senior Subordinated Indenture under the Trust Indenture Act;

(7)                                  to evidence and provide for the acceptance and appointment under the Senior Subordinated Indenture of a successor Trustee pursuant to the requirements thereof;

(8)                                  to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(9)                                  to add a Subsidiary Guarantor or other guarantor under the Senior Subordinated Indenture;

(10)                            to conform the text of the Senior Subordinated Indenture, the Guarantees or the senior subordinated notes to any provision of the “Description of Senior Subordinated Notes” in the offering memorandum for the initial offering of the senior subordinated notes to the extent that such provision in the “Description of Senior Subordinated Notes” in the offering memorandum for the initial offering of the senior subordinated notes was intended to be a verbatim recitation of a provision of the Senior Subordinated Indenture, the Guarantees or the senior subordinated notes; or

(11)                            to make any amendment to the provisions of the Senior Subordinated Indenture relating to the transfer and legending of senior subordinated notes; provided, however, that (a) compliance with the Senior Subordinated Indenture as so amended would not result in senior subordinated notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer senior subordinated notes.

The consent of the Holders is not necessary under the Senior Subordinated Indenture to approve the particular form of any proposed amendment.  It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Senior Subordinated Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Senior Subordinated Indenture provides that the Holders of a majority in principal amount of the outstanding senior subordinated notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions.  The Senior Subordinated Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs.  Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Senior Subordinated Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Senior Subordinated Indenture, the senior subordinated notes and any Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Senior Subordinated Indenture.  Reference is made to the Senior Subordinated Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.  For purposes of the Senior Subordinated Indenture, unless otherwise specifically indicated, (1) the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person and (2) the term “including” means “including, without limitation”.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)                                  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of such specified Person, and

(2)                                  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any senior subordinated note on any redemption date, the greater of:

(1)                                  1.0% of the principal amount of the senior subordinated note; or

(2)                                  the excess, if any, of:

(a)                                  the present value at such redemption date of (i) the redemption price of the senior subordinated note at October 15, 2010 (such redemption price being set forth in the table appearing above under “Optional Redemption”), plus (ii) all required interest payments due on the senior subordinated note through October 15, 2010 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)                                 the principal amount of the senior subordinated note.

“Asset Sale” means

(1)                                  the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any Restricted Subsidiary (each referred to in this definition as a “disposition”); and

(2)                                  the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions,

in each case, other than:

(a)                                  a disposition of cash, Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment, vehicles or other similar assets in the ordinary course of business or any disposition of inventory or goods held for sale in the ordinary course of business;

(b)                                 the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under “—Certain Covenants—

Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Senior Subordinated Indenture;

(c)                                  the making of any Permitted Investment or the making of any Restricted Payment that is not prohibited by the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(d)                                 any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $25.0 million;

(e)                                  any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(f)                                    to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)                                 the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h)                                 any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (other than any sale of Equity Interests in, or Indebtedness or other securities of, Kate Spade held by the Company or any Restricted Subsidiary);

(i)                                     foreclosures on assets;

(j)                                     sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

(k)                                  the unwinding of any Hedging Obligations.

“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the senior subordinated notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligation”.

“Board of Directors” means:

(1)                                  with respect to a corporation, the board of directors of the corporation;

(2)                                  with respect to a partnership, the board of directors of the general partner of the partnership; and

(3)                                  with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means, with respect to the Company, a duly adopted resolution of the Board of Directors of the Company or any committee thereof.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means

(1)                                  in the case of a corporation, corporate stock,

(2)                                  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3)                                  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4)                                  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means

(1)                                  United States of America dollars,

(2)                                  (a)                                  Canadian dollars,

(b)                                 Japanese yen,

(c)                                  pounds sterling,

(d)                                 euro or

(e)                                  in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business,

(3)                                  securities issued or directly and fully and unconditionally guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

(4)                                  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million,

(5)                                  repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above,

(6)                                  commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of issuance thereof,

(7)                                  investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (6) above,

(8)                                  readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition and

(9)                                  Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into one or more of the currencies set forth in clauses (1) and (2) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1)                                  the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2)                                  the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies.

“Co-Investors” means the investment funds associated with each of Credit Suisse Securities (USA) LLC (formerly known as Credit Suisse First Boston LLC) and Leonard Green & Partners, LP, which are making a portion of the equity contribution in connection with the Merger, and their respective Affiliates.

“Company” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Senior Subordinated Indenture, “Company” shall, unless otherwise expressly stated, be deemed to mean the Board of Directors of the Company when the fair market value of such asset or liability is equal to or in excess of $100.0 million.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and other related noncash charges of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a)                                  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) noncash interest payments (but excluding any noncash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (i) any expense resulting from the discounting of the Existing 2028 Debentures as a result of the application of purchase accounting in connection with the Transactions, (ii) Additional Interest, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (iv) any expensing of bridge, commitment and other financing fees, (v) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility and (vi) any redemption premiums paid in connection with the redemption of the 2008 Notes), plus

(b)                                 consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

(c)                                  interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Leverage Ratio”, with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1)                                  any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to severance, relocation, one-time compensation charges and the Transactions) shall be excluded,

(2)                                  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with GAAP,

(3)                                  any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,

(4)                                  any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(5)                                  the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period (subject in the case of dividends, distributions or other payments made to a Restricted Subsidiary to the limitations contained in clause (6) below),

(6)                                  solely for the purpose of determining the amount available for Restricted Payments under clause (c)(1) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments”, the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Company will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7)                                  any increase in amortization or depreciation or other noncash charges resulting from the application of purchase accounting in relation to the Transactions or any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded,

(8)                                  any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9)                                  any impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded and

(10)                            any noncash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only (other than clause (c)(4) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Company and the Restricted Subsidiaries, any repayments of loans and advances that constitute Restricted Investments by the Company or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof; provided, however, that any income arising from any sale or other disposition of Equity Interests in Kate Spade or any Extraordinary Distribution shall be excluded from Consolidated Net Income for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and the Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations, Attributable Debt in respect of Sale and Lease-Back Transactions and debt obligations evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (and excluding (x) any undrawn letters of credit issued in the ordinary course of business and (y) all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Company and all Disqualified Stock and Preferred Stock of the Restricted Subsidiaries (excluding items eliminated in consolidation), with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, in each case determined on a consolidated basis in accordance with GAAP.

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Senior Subordinated Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

(1)                                  to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)                                  to advance or supply funds

(A)                              for the purchase or payment of any such primary obligation or

(B)                                to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)                                  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Card Sale” means the sale from The Neiman Marcus Group, Inc. to HSBC Bank Nevada, N.A., of the private label credit card accounts of The Neiman Marcus Group, Inc. and related receivables and other assets, pursuant to a Purchase, Sale and Servicing Transfer Agreement, dated as of June 8, 2005, among HSBC Bank Nevada, N.A., HSBC Finance Corporation, The Neiman Marcus Group, Inc. and Bergdorf Goodman, Inc. (it being understood that such sale was consummated on July 7, 2005).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by an executive vice president and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock pursuant to an Officers’ Certificate executed by an executive vice president and the principal financial officer of the Company or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the first paragraph of the “—Certain Covenants—Limitation on Restricted Payments” covenant.

“Designated Senior Indebtedness” means:

(1)                                  any Indebtedness outstanding under the Senior Credit Facilities; and

(2)                                  any other Senior Indebtedness permitted under the Senior Subordinated Indenture that, at the date of determination, has an aggregate principal amount outstanding of at least $35.0 million and is specifically designated by the issuer thereof in the instrument evidencing or governing such Senior Indebtedness as “Designated Senior Indebtedness” for purposes of the Senior Subordinated Indenture.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the senior subordinated notes and the date the senior subordinated notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than (i) a Foreign Subsidiary or (ii) a Domestic Subsidiary of a Foreign Subsidiary, but, in each case, including any Subsidiary that guarantees or otherwise provides direct credit support for any indebtedness of the Company.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

(1)                                  increased by (without duplication):

(a)                                  provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus

(b)                                 consolidated Fixed Charges of such Person for such period to the extent the same was deducted in calculating Consolidated Net Income, plus

(c)                                  Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus

(d)                                 any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Senior Subordinated Indenture including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the Transactions and the Credit Card Sale (including any one-time costs associated with entering into any program agreements or servicing agreements directly related to the Credit Card Sale, but not any payments required or contemplated by such agreements, other than payments in respect of transition services provided thereunder prior to the first anniversary of the Credit Card Sale), in each case, deducted in computing Consolidated Net Income, plus

(e)                                  the amount of any restructuring charge or reserve deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with (x) acquisitions after the Issue Date or (y) the closing of any stores or distribution centers after the Issue Date, plus

(f)                                    any write offs, write downs or other noncash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(g)                                 the amount of any minority interest expense deducted in calculating Consolidated Net Income, plus

(h)                                 the amount of management, monitoring, consulting and advisory fees and related expenses paid (or any accruals related to such fees or related expenses) during such period to the Sponsors to the extent permitted under “—Certain Covenants—Transactions with Affiliates”, plus

(i)                                     the amount of net cost savings projected by the Company in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken within 36 months after the Issue Date and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $50.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”), plus

(j)                                     any costs or expenses incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of issuance of Equity Interests of the Company (other than Disqualified Stock that is Preferred Stock) in each case, solely to the extent that such cash proceeds are excluded from the calculation set forth in clause (c) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments”;

(2)                                  decreased by (without duplication) noncash gains increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating EBITDA in accordance with this definition); and

(3)                                  increased or decreased, as applicable, by (without duplication):

(a)                                  any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards #133 (ASC 815);

(b)                                 any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness; and

(c)                                  the amount of gain or loss resulting in such period from a sale of receivables and related assets to a Receivables Subsidiary in connection with a Receivables Facility.

“EMU” means the economic and monetary union contemplated by the Treaty of the European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company or any of its direct or indirect parent companies (excluding Disqualified Stock), other than

(a)                                  public offerings with respect to the Company’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8;

(b)                                 any such public or private sale that constitutes an Excluded Contribution; and

(c)                                  an issuance to any Subsidiary of the Company.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company from

(a)                                  contributions to its common equity capital, and

(b)                                 the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an executive vice president and the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (c) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments”.

“Existing Indebtedness” means Indebtedness of the Company or the Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.

“Existing Indenture” means the Indenture dated as of May 27, 1998, by and between The Neiman Marcus Group, Inc. and The Bank of New York, as trustee, pursuant to which the Existing 2008 Notes and the Existing 2028 Debentures have been issued, as the same may be amended from time to time.

“Existing 2008 Notes” means the $125,000,000 aggregate principal amount of 6.65% senior notes due 2008 issued by The Neiman Marcus Group, Inc. pursuant to the Existing Indenture.

“Existing 2028 Debentures” means the $125,000,000 aggregate principal amount of 7.125% senior debentures due 2028 issued by The Neiman Marcus Group, Inc. pursuant to the Existing Indenture.

“Extraordinary Distribution” means any dividends, distributions or other payments made by Kate Spade to the Company or a Restricted Subsidiary (a) to the extent generated by (i) borrowings other than working capital borrowings, (ii) the sale of debt or equity securities or (iii) sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of the normal retirement or replacement of assets or (b) representing a liquidating distribution or payment in connection with the liquidation or winding up of Kate Spade.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility that has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishing of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period (the “reference period”).

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charges and the change in EBITDA resulting therefrom) had occurred on the first day of the reference period.  If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the reference period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of

(a)                                  Consolidated Interest Expense of such Person for such period,

(b)                                 all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock during such period, and

(c)                                  all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof.

“Foreign Subsidiary Total Assets” means the total amount of all assets of Foreign Subsidiaries of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Company.

“GAAP” means generally accepted accounting principles in the United States of America that are in effect on the Issue Date.

“Government Securities” means securities that are

(a)                                  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

(b)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, and, when used as a verb, shall have a corresponding meaning.

“Guarantee” means the guarantee by any Guarantor of the Company’s Obligations under the Senior Subordinated Indenture and the senior subordinated notes.

“Guarantor” means any of the Subsidiary Guarantors and Holdings.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements, in each case designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means the Person in whose name a senior subordinated note is registered on the registrar’s books.

“Holdings” means Neiman Marcus, Inc. (formerly known as Newton Acquisition, Inc.) and its successors.

“Indebtedness” means, with respect to any Person,

(a)                                  any indebtedness (including principal and premium) of such Person, whether or not contingent

(1)                                  in respect of borrowed money,

(2)                                  evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(3)                                  representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, or

(4)                                  representing any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(b)                                 to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business,

(c)                                  to the extent not otherwise included, the obligations of the type referred to in clause (a) of another Person secured by a Lien on any asset owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness will be the lesser of the fair market value of such asset at the date of determination and the amount of Indebtedness so secured, and

(d)                                 Attributable Debt in respect of Sale and Lease-Back Transactions;

provided, however, that notwithstanding the foregoing, Indebtedness will be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business and (B) Obligations under, or in respect of, Receivables Facilities.

“Indenture” means the Senior Subordinated Indenture.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged and that is independent of the Company and its Affiliates.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC (formerly known as Credit Suisse First Boston LLC), Deutsche Bank Securities Inc., Banc of America Securities LLC. and Goldman, Sachs & Co.

“Investment Grade Securities” means:

(1)                                  securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents),

(2)                                  debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries,

(3)                                  investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment or distribution and

(4)                                  corresponding instruments in countries other than the United States of America customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.  For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”,

(1)                                  “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to

(x)                                   the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(y)                                 the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)                                  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

“Issue Date” means October 6, 2005.

“Kate Spade” means Kate Spade LLC, a Delaware limited liability company, and its successors.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Services Agreement” means the Management Services Agreement as in effect on the Issue Date by and between The Neiman Marcus Group, Inc. and the Sponsors.

“Merger” means the merger of Newton Acquisition Merger Sub, Inc. with and into The Neiman Marcus Group, Inc. pursuant to the Merger Agreement.

“Merger Agreement” means the agreement and Plan of Merger among Neiman Marcus, Inc., Newton Acquisition Merger Sub, Inc. and The Neiman Marcus Group, Inc., dated as of May 1, 2005.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness required (other than by clause (1) of the second paragraph of “—Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Notes” means the senior subordinated notes.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), guarantees of payment, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the senior subordinated notes shall not include fees or indemnification in favor of the Trustee and any other third parties other than the Holders.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in the Senior Subordinated Indenture.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person that is not the Company or any of its Restricted Subsidiaries; provided that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”.

“Permitted Holders” means each of the Sponsors, the Co-Investors and members of management of the Company (or its direct parent) who are holders of Equity Interests of the Company (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Sponsors, the Co-Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent companies.  Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Senior Subordinated Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means:

(a)                                  any Investment in the Company or any Restricted Subsidiary;

(b)                                 any Investment in cash and Cash Equivalents or Investment Grade Securities;

(c)                                  (i)                                     any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in a Similar Business if as a result of such Investment

(1)                                  such Person becomes a Restricted Subsidiary of the Company or

(2)                                  such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company and

(ii)                                  any Investment held by such Person;

(d)                                 any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of the covenant described under “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(e)                                  any Investment existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date;

(f)                                    loans and advances to, and guarantees of Indebtedness of, employees not in excess of $10.0 million outstanding at any one time, in the aggregate;

(g)                                 any Investment acquired by the Company or any Restricted Subsidiary

(1)                                  in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy,

workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable or

(2)                                  as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h)                                 Hedging Obligations permitted under clause (1) of the covenant described in “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(i)                                     loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Company or any direct or indirect parent company thereof under compensation plans approved by the Board of Directors of the Company in good faith;

(j)                                     Investments the payment for which consists of Equity Interests of the Company, or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph under the covenant described in “—Certain Covenants—Limitation on Restricted Payments”;

(k)                                  guarantees of Indebtedness permitted under the covenant described in “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and performance guarantees in the ordinary course of business;

(l)                                     any transaction to the extent it constitutes an investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (6) and (11) of such paragraph);

(m)                               Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(n)                                 Investments in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (n) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $100.0 million and (y) 1.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(o)                                 Investments relating to a Receivables Facility; provided that in the case of Receivables Facilities established after the Issue Date, such Investments are necessary or advisable (in the good faith determination of the Company) to effect such Receivables Facility; and

(p)                                 additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed $150.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Junior Securities” means:

(1)           Equity Interests in the Company, any Subsidiary Guarantor or any direct or indirect parent of the Company; or

(2)           unsecured debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the senior subordinated notes and the related Guarantees are subordinated to Senior Indebtedness under the Senior Subordinated Indenture;

provided that the term “Permitted Junior Securities” shall not include any securities distributed pursuant to a plan of reorganization if the Indebtedness under the Senior Credit Facilities is, or either of the 2008 Notes and the Existing 2028 Debentures are, treated as part of the same class as the senior subordinated notes for purposes of such plan of reorganization.

“Permitted Liens” means, with respect to any Person:

(1)           Liens securing Hedging Obligations, so long as the related Indebtedness is, and is permitted to be under the Senior Subordinated Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(2)           pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits to secure bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(3)           Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, in each case, for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4)           Liens for taxes, assessments or other governmental charges or claims not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(5)           Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(6)           minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, in each case, which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)           Liens existing on the Issue Date;

(8)           Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(9)           Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(10)         Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)         Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(12)         leases and subleases granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries and do not secure any Indebtedness;

(13)         Liens arising from financing statement filings under the Uniform Commercial Code or similar state laws regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(14)         Liens in favor of the Company or any Subsidiary Guarantor;

(15)         Liens on inventory or equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s client at which such inventory or equipment is located;

(16)         Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(17)         Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (7), (8) and (9) and the following clause (18); provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (1), (7), (8), (9) and the following clause (18) at the time the original Lien became a Permitted Lien under the Senior Subordinated Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(18)         Liens securing Indebtedness permitted to be incurred pursuant to clauses (f), (s), (t), (v)(i) and (w) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (A) Liens securing Indebtedness permitted to be incurred pursuant to clause (s) are solely on acquired property or the assets of the acquired entity, as the case may be and (B) Liens securing Indebtedness permitted to be incurred pursuant to clause (t) extend only to the assets of Foreign Subsidiaries;

(19)         deposits in the ordinary course of business to secure liability to insurance carriers;

(20)         Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies”, so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21)         Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22)         Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(23)         Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(24)         Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25)         Liens deemed to exist in connection with Investments in repurchase agreements permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement; and

(26)         other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $50.0 million at any one time outstanding.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Company in good faith.

“Receivables Facility” means one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the Indebtedness of which is non-recourse (except for standard representations, warranties, covenants and indemnities made in connection with such facilities) to the Company and its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Receivables Facilities.

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Issue Date, among the Company, Holdings, the Subsidiary Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Representative” means, with respect to a person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Revolving Credit Facility” means the credit facility provided under the Senior Secured Asset-Based Revolving Credit Agreement, entered into as of the Issue Date, among the Company, Holdings, the lenders party thereto in their capacity as lenders thereunder and Deutsche Bank Trust Company Americas, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).  On May 17, 2011, the Company amended and restated the terms of its existing Revolving Credit Facility.

“S&P” means Standard and Poor’s, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the Revolving Credit Facility and the Term Loan Facility.

“Senior Indebtedness” means with respect to any Person:

(1)           all Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2)           all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness or other Obligations are subordinate in right of payment to or pari passu in right of payment with the senior subordinated notes or the Guarantee of such Person, as the case may be; provided that Senior Indebtedness shall not include:

(1)           any obligation of such Person to the Company or any Subsidiary or to any joint venture in which the Company or any Restricted Subsidiary has an interest;

(2)           any liability for Federal, state, local or other taxes owed or owing by such Person;

(3)           any accounts payable or other liability to trade creditors in the ordinary course of business (including guarantees thereof as instruments evidencing such liabilities);

(4)           any Indebtedness or other Obligation of such Person that is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(5)           that portion of any Indebtedness that at the time of Incurrence is Incurred in violation of the Senior Subordinated Indenture.

“Senior Indenture” means the Senior Indenture dated as of the Issue Date, among the Company, as issuer, certain of its Subsidiaries and Holdings, as guarantors and U.S. Bank National Association, as successor trustee, pursuant to which the Senior Notes are issued.

“Senior Notes” means the $700,000,000 aggregate principal amount of 9%/9 ¾% Senior Notes due 2015 issued by the Company under the Senior Indenture on the Issue Date and any PIK senior notes or any increase in the outstanding principal amount of Senior Notes, in each case issued in lieu of the payment of cash interest on outstanding Senior Notes.

“Senior Subordinated Indebtedness” means, with respect to a Person, the senior subordinated notes (in the case of the Company), a Guarantee (in the case of a Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the senior subordinated notes or such Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person that is not Senior Indebtedness of such Person.

“Significant Subsidiary” means any Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Similar Business” means any business conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsors” means TPG Capital (formerly Texas Pacific Group) and Warburg Pincus LLC and their respective Affiliates.

“Subordinated Indebtedness” means

(a)           with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the senior subordinated notes, and

(b)           with respect to any Guarantor, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to the Guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person,

(1)           any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and

(2)           any partnership, joint venture, limited liability company or similar entity of which

(x)            more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)                                 such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantee” means the guarantee by any Subsidiary Guarantor of the Company’s Obligations under the Senior Subordinated Indenture and the senior subordinated notes.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Company that executes the Senior Subordinated Indenture as a guarantor on the Issue Date and each other Restricted Subsidiary of the Company that thereafter guarantees the senior subordinated notes pursuant to the terms of the Senior Subordinated Indenture.

“Term Loan Facility” means the credit facility provided under the Senior Secured Term Loan Agreement, entered into as of the Issue Date, among the Company, Holdings, the lenders party thereto in their capacity as lenders and Credit Suisse, as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).  On May 16, 2011, the Company amended and restated the terms of its existing Term Loan Facility.

“Total Assets” means the total amount of all assets of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Company.

“Transactions” means the Merger, including the payment of the merger consideration in connection therewith, the investment by the Sponsors, members of management and the Co-Investors, the issuance of the senior subordinated notes and the execution of, and borrowings on the Issue Date under, the Senior Credit Facilities as in effect on the Issue Date, the pledge and security arrangements in connection with the foregoing, the refinancing of certain Indebtedness in connection with the foregoing (including the redemption of the 2008 Notes) and the related transactions described in this prospectus, in particular as described under the section thereof entitled “The Transactions”.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release II.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 15, 2010; provided, however, that if the period from the redemption date to October 15, 2010, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means U.S. Bank National Association until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means

(1)           any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below) and

(2)           any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated); provided that

(a)           any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company,

(b)           such designation complies with the covenant described under “—Certain Covenants—Limitation on Restricted Payments” and

(c)           each of

(1)           the Subsidiary to be so designated and

(2)           its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either

(1)           the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or

(2)           the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of any applicable Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing

(1)           the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2)           the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

BOOK-ENTRY, DELIVERY AND FORM

Capitalized terms set forth in this section without definition have the meanings given them elsewhere in this prospectus, including the section “Description of Senior Subordinated Notes.”

The senior subordinated notes are represented by one or more global notes in registered, global form without interest coupons (collectively, the “Global Notes”).  The Global Notes were initially deposited upon issuance with the trustees as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below.

Except as set forth below, the senior subordinated notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Except as set forth below, the Global Notes may be transferred only to another nominee of DTC or to a successor of DTC or its nominee, in whole and not in part.  Except in the limited circumstances described below, beneficial interests in Global Notes may not be exchanged for notes in certified form and owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of notes in certified form.  See “—Exchange of Global Notes for Certificated Notes.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience.  These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them.  We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants.  The participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations.  Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”).  Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants.  The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1)           upon deposit of the Global Notes, DTC will credit the accounts of designated participants with portions of the principal amount of the Global Notes; and

(2)           ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC.  Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in DTC.  All interests in a Global Note will be subject to the procedures and requirements of DTC.  The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own.  Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent.  Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of definitive notes registered in certificated form (“Certificated Notes”) and will not be considered the registered owners or “holders” thereof under the senior subordinated indenture for any purpose.

Payments in respect of the principal of, premium, interest and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the senior subordinated indenture.  Under the terms of the senior subordinated indenture, the Company and the trustee will treat the Persons in whose names the senior subordinated notes, including the Global Notes, are registered as the owners of the senior subordinated notes for the purpose of receiving payments and for all other purposes.  Consequently, neither the Company nor the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

(1)           any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)           any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the senior subordinated notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date.  Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC.  Payments by the participants and the indirect participants to the beneficial owners of senior subordinated notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee nor the Company.  Neither the Company nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the senior subordinated notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Company that it will take any action permitted to be taken by a holder of the senior subordinated notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the senior subordinated notes as to which such participant or participants has or have given such direction.  However, if there is an Event of Default under the senior subordinated notes, DTC reserves the right to exchange the applicable Global Notes for legended notes in certificated form, and to distribute those notes to its participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among participants, it is under no obligation to perform those procedures, and may discontinue or change those procedures at any time.  Neither the Company nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for a certificated note (“Certificated Notes”) if:

(1)           DTC (A) notifies the Company that it is unwilling or unable to continue as depositary for the applicable Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

(2)           the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)           there has occurred and is continuing a Default with respect to the senior subordinated notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture.  In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

The Company will make payments in respect of senior subordinated notes represented by Global Notes (including payments of principal, premium, if any, interest and additional interest by wire transfer of immediately available funds to the accounts specified by DTC or its nominee.  The Company will make all payments of principal of and premium, if any, and interest on Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address.  Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC.  DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.  The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations that may be relevant to persons considering the purchase, ownership and disposition of senior subordinated notes. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements of the Internal Revenue Service (“IRS”), judicial decisions and final, temporary and proposed Treasury regulations, in each case as of the date hereof, changes to any of which subsequent to the date of this document may affect the tax consequences described herein, possibly with retroactive effect. This summary deals only with senior subordinated notes that will be held as capital assets. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as financial institutions, tax-exempt entities, insurance companies, regulated investment companies, holders subject to the federal alternative minimum tax, dealers in securities or currencies, traders in securities electing the mark to market method of accounting, persons that will hold senior subordinated notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, or U.S. Holders that have a “functional currency” other than the U.S. dollar.

This summary is included for general information only and may not be applicable depending on your particular situation. Persons considering the purchase of senior subordinated notes should consult their own tax advisors in determining the tax consequences to them of the purchase, ownership and disposition of senior subordinated notes, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws. This summary does not address the tax consequences arising under any state, local or foreign law or under any applicable tax treaty or the possible effects of changes in federal or other tax laws. Furthermore, this summary addresses only U.S. federal income tax law and does not consider the effect of the U.S. federal estate, gift or other tax laws.

As used under this heading “Certain U.S. Federal Income Tax Considerations,” the term “U.S. Holder” means a beneficial owner of a senior subordinated note that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the U.S.; (ii) a U.S. domestic corporation (or other entity taxable as a corporation for U.S. federal income tax purposes); (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a U.S. court is able to exercise primary supervision over the trust’s administration and (B) one or more U.S. persons have the authority to control all of the trust’s substantial decisions. As used under this heading “Certain U.S. Federal Income Tax Considerations,” the term “Non-U.S. Holder” means a beneficial owner of a senior subordinated note that is neither a U.S. Holder nor a partnership or other entity treated as a partnership for U.S. federal income tax purposes.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a senior subordinated note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of senior subordinated notes.

Tax Consequences to U.S. Holders

Payments of Interest

Payments of interest on the senior subordinated notes will be taxable to a U.S. Holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the U.S. Holder’s method of tax accounting).

Premium and Market Discount

A U.S. Holder of a senior subordinated note that purchased such note at a cost greater than its stated principal amount will be considered to have purchased the senior subordinated note at a premium. A U.S. Holder may elect to amortize such premium (as an offset to interest accruing on such note for a given period), using a constant-yield method, over the remaining term of such note.  Such election, once made, generally applies to all debt obligations held or subsequently acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. Holder that elects to amortize such premium must reduce its tax basis in a senior subordinated note by the amount of the premium amortized during its holding period. With respect to a U.S. Holder that does not elect to amortize bond premium, the amount of bond premium will remain in the U.S. Holder’s tax basis when the senior subordinated note matures or is disposed of by the U.S. Holder. Therefore, a U.S. Holder that does not elect to amortize such premium and that holds the note to maturity generally will be required to treat the premium as capital loss when the senior subordinated note matures.

If a U.S. Holder of a senior subordinated note purchases such note at a price that is lower than its stated principal amount, by at least 0.25% of its stated principal amount multiplied by the number of remaining whole years to maturity, the senior subordinated note will be considered to have “market discount” in the hands of such U.S. Holder in an amount equal to the difference. In such case, gain realized by the U.S. Holder on the disposition of the senior subordinated note will generally be treated as ordinary income and classified as interest to the extent of the market discount that accrued on the senior subordinated note while held by such U.S. Holder. In addition, the U.S. Holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the senior subordinated note until the market discount is included in the U.S. Holder’s income. In general terms, market discount on a senior subordinated note will be treated as accruing ratably over the term of such note, or, at the election of the holder, under a constant yield method.

A U.S. Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis) in lieu of treating a portion of any gain realized on a sale of a note as ordinary income. If a U.S. Holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply, and the amount of market discount included in income will be added to the U.S. Holder’s tax basis for the senior subordinated note. Any such election, if made, applies to all market discount bonds acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Sale, Redemption, Exchange or Other Taxable Disposition

A U.S. Holder’s adjusted tax basis in a senior subordinated note generally will equal the cost of such note to such holder, increased by any market discount previously included in income by the U.S. Holder and decreased by any deductions previously allowed for amortizable bond premium on such note. Upon the sale, redemption, exchange or other taxable disposition of a senior subordinated note, a U.S. Holder generally will recognize gain or loss equal to the difference between (i) the proceeds received by the U.S. Holder in exchange for such note (less any accrued interest not previously included in income by such holder, which will be taxable as such) and (ii) the U.S. Holder’s adjusted tax basis in the senior subordinated note.  The proceeds received by a U.S. Holder will include the amount of any cash and the fair market value of any other property received for the senior subordinated note.  Except as discussed above with respect to market discount, such gain or loss recognized by a U.S. Holder generally will be long-term capital gain or loss if the U.S. Holder has held the senior subordinated note for more than one year at the time of disposition. Under current law, long-term capital gains recognized by a U.S. Holder that is an individual generally are subject to tax at a reduced rate. The deductibility of capital losses is subject to limitations.  Prospective investors should consult with their own tax advisors concerning the sale, redemption or other taxable disposition of the senior subordinated notes.

Information Reporting and Backup Withholding

Under current U.S. federal income tax law, information reporting requirements apply with respect to payments made to U.S. Holders of senior subordinated notes unless an exemption exists. Accordingly, the Company will generally be required to report annually to the IRS the amount of interest paid on a senior subordinated note for each calendar year. All individuals are subject to these requirements. In general, corporations, tax-exempt organizations and individual retirement accounts are exempt from these requirements.

In order to prevent such withholding, U.S. Holders may establish their exemption by supplying the Company or its withholding agent with a written statement (IRS Form W-9) certifying that the recipient is a U.S. person.  U.S. Holders who are not exempt will be subject to U.S. federal backup withholding tax at the applicable rate in respect of such payments if they do not comply with applicable information reporting and certification requirements, including supplying their taxpayer identification numbers to the Company or its paying agent (usually via delivery of a completed and executed IRS Form W-9 to the Company or its withholding agent).  U.S. federal backup withholding is not an additional tax.  Any amount withheld from a payment to a U.S. Holder under the backup withholding rules generally will be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided the required information is furnished timely to the IRS.

Tax Consequences to Non-U.S. Holders

Payments of Interest

Interest paid or accrued on a senior subordinated note to a non-U.S. Holder will qualify for the “portfolio interest exemption” and will not be subject to U.S. federal income tax or withholding tax; provided that such interest income is not effectively connected with a U.S. trade or business of the non-U.S. Holder, and provided that the non-U.S. Holder:

•                  does not actually or by attribution own 10% or more of the combined voting power of all classes of the Company stock entitled to vote;

•                  is not a controlled foreign corporation for federal income tax purposes that is related to the Company actually or by attribution through stock ownership;

•                  is not a bank that acquired the senior subordinated note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

•                  either (a) provides the proper variant of Form W-8 (or a suitable substitute form) signed under penalties of perjury that includes the non-U.S. Holder’s name and address, and certifies as to non-U.S. person status in compliance with applicable law and regulations; or (b) is a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and provides a statement to the Company or its agent signed under penalties of perjury in which it certifies that such a Form W-8 (or a suitable substitute form) has been received by it from the non-U.S. Holder or qualifying intermediary and furnishes the Company or its agent with a copy.  The Treasury regulations provide special certification rules for notes held by a foreign partnership and other intermediaries.

If such non-U.S. Holder cannot satisfy the above requirements, payments of interest made to the non-U.S. Holder will be subject to 30% (or other applicable rate) U.S. federal tax withholding unless (i) the interest is effectively connected with a U.S. trade or business of such non-U.S. Holder and such non-U.S. Holder satisfies the applicable certification requirements (as discussed below) or (ii) such non-U.S. Holder provides the Company or its agent with a properly executed variant of IRS Form W-8 claiming an exemption from (or reduction of) withholding under the benefit of a treaty.

If interest on a senior subordinated note is effectively connected with a U.S. trade or business of a non-U.S. Holder and, if a tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder within the U.S., the non-U.S. Holder generally will not be subject to U.S. federal withholding tax if the non-U.S. Holder complies with applicable IRS certification requirements (i.e., by delivering a properly executed IRS Form W-8ECI) and generally will be subject to U.S. federal income tax on a net income basis at regular graduated rates generally in the same manner as if the non-U.S. Holder were a U.S. Holder.  In the case of a non-U.S. Holder that is a corporation, such effectively connected income also may be subject to the additional branch profits tax at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty).

Sale, Redemption, Exchange or Other Taxable Disposition

Generally, any gain recognized by a non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of a senior subordinated note (including market discount but not amounts attributable to accrued and unpaid interest, which will be taxable as such) will not be subject to U.S. federal income or withholding tax unless:

•                  the gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. Holder (and, if required by an applicable tax treaty, the gain is attributable to a permanent or fixed base establishment maintained in the U.S. by the non-U.S. Holder);

•                  the non-U.S. Holder is an individual who is present in the U.S. for 183 days or more during the taxable year of that disposition, and certain other conditions are met; or

•                  the non-U.S. Holder is subject to Code provisions applicable to certain U.S. expatriates.

A non-U.S. Holder should consult his or her tax advisor regarding the tax consequences of the disposition of senior subordinated notes.

Information Reporting and Backup Withholding

Non-U.S. Holders may be required to comply with certain certification procedures to establish that the holder is not a U.S. person in order to avoid information reporting and backup withholding with respect to payments on the notes or proceeds from the disposition of the notes.

Backup withholding is not an additional tax. Any amount withheld from a payment to you under the backup withholding rules generally will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the IRS.

Non-U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

The U.S. federal income tax summary set forth above is included for general information only and may not be applicable depending upon your particular situation. You should consult your own tax advisors with respect to the tax consequences to you of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

PLAN OF DISTRIBUTION

This prospectus is to be used by Credit Suisse Securities (USA) LLC in connection with the offers and sales of the registered securities in market-making transactions it effects from time to time.  Credit Suisse Securities (USA) LLC may act as a principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties when it acts as agent for both.  Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices.  We will not receive any of the proceeds from such sales.

Affiliates of Credit Suisse Securities (USA) LLC are agents, joint bookrunners, joint lead arrangers and lenders under our senior secured credit facilities and receive customary fees in connection therewith.  Credit Suisse Securities (USA) LLC acted as the financial advisor to Neiman Marcus, Inc. and received customary fees in connection with the acquisition.  Affiliates of Credit Suisse Securities (USA) LLC hold approximately 6.9% of the share capital of Newton Holding, LLC and have the contractual right to appoint one member of our board of directors.  Credit Suisse Securities (USA) LLC has, from time to time, provided investment banking and other financial advisory services to us in the past for which it has received customary compensation, and may provide such services and financial advisory services to us in the future.  Credit Suisse Securities (USA) LLC acted as an initial purchaser in connection with the original sale of the senior subordinated notes and received an underwriting discount in connection therewith.

Credit Suisse Securities (USA) LLC has informed us that it does not intend to confirm sales of the securities to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.  We have been advised by Credit Suisse Securities (USA) LLC that, subject to applicable laws and regulations, Credit Suisse Securities (USA) LLC intends to make a market in the securities.  However, Credit Suisse Securities (USA) LLC is under no obligation to do so and may interrupt or discontinue any such market-making at any time without notice.  In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act.  We cannot assure you that an active trading market will be sustained.  See “Risk Factors—Risks Related to the Senior Subordinated Notes—We cannot assure you that an active trading market for the senior subordinated notes will develop.”

LEGAL MATTERS

The validity of the senior subordinated notes has been passed upon for us by Cleary Gottlieb Steen & Hamilton LLP New York, New York.  Kirkpatrick & Lockhart Nicholson Graham LLP have passed upon certain matters governed by the laws of the states of California, Texas, Florida and Virginia and Wilmer Cutler Pickering Hale and Dorr LLP have passed upon certain matters governed by the laws of the State of Massachusetts.

EXPERTS

The consolidated financial statements of Neiman Marcus, Inc. appearing in Neiman Marcus, Inc.’s Annual Report (Form 10-K) for the year ended July 30, 2011 (including the schedule appearing therein), and the effectiveness of Neiman Marcus, Inc.’s internal control over financial reporting as of July 30, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have “incorporated by reference” into this prospectus certain information that our parent files with the SEC.  This means that we can disclose important business, financial and other information in the prospectus by referring you to the documents containing this information.  All information incorporated by reference is deemed to be part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the SEC and incorporated later.  Information which is furnished but not filed with the SEC shall not be incorporated by reference into this prospectus.

We incorporate by reference our parent’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011, as filed with the SEC on September 20, 2011.  We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of our parent’s Annual Report on Form 10-K and our parent’s other SEC filings.  Requests should be directed to:

Nelson A. Bangs, Esq.
The Neiman Marcus Group, Inc.
One Marcus Square, 1618 Main Street
Dallas, Texas 75201
Telephone: (214) 741-6911

The documents listed above which have been incorporated into this prospectus are also available through our website at http://www.neimanmarcusgroup.com.  The information found on our website is not incorporated into or part of this prospectus.

The information incorporated by reference is an important part of this prospectus.  You should rely only upon the information provided in this prospectus and the information incorporated into this prospectus by reference.  Neither we nor Neiman Marcus, Inc. have authorized anyone to provide you with different information.  You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to the registration statement of which this prospectus forms a part or that we otherwise have publicly filed or may publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

The Neiman Marcus Group, Inc.

10 3/8% Senior Subordinated Notes due 2015

PROSPECTUS

, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The estimated expenses incurred or expected to be incurred in connection with this registration statement and the transactions contemplated hereby, all of which will be borne by us, are as follows:

Printing expenses	$150,000
Legal fees	350,000
Accounting fees	130,000
Miscellaneous	20,000
Total	$650,000

Item 14.  Indemnification of Directors and Officers.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants’ directors and officers are insured or indemnified against liability in their capacities as such.  All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by Neiman Marcus, Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Neiman Marcus, Inc., The Neiman Marcus Group, Inc., NM Financial Services, Inc., and BergdorfGoodman.com, LLC are organized under the laws of the State of Delaware.  Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Statute”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an “indemnified capacity”).  The indemnity may include expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.  Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.  Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute.

The amended and restated certificate of incorporation of Neiman Marcus, Inc. provides that the company shall, to the full extent permitted by the Delaware statute, indemnify all persons whom it may indemnify pursuant thereto.  The certificates of incorporation and bylaws of NM Financial Services, Inc. also provide that officers, directors, employees and agents of these entities shall be indemnified to the extent permitted by Delaware law.

The bylaws of The Neiman Marcus Group, Inc. provide for indemnification of any director or officer to the fullest extent permitted by law, as long as he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action, had no reason to believe his or her conduct was unlawful.  In addition, for actions by or in the right of the corporation, no indemnification shall be made where the director or officer has been adjudged to be liable to the company, unless and only to the extent that the court in which the action was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity.  In all cases, unless indemnification is ordered by a court, determination that indemnification is properly authorized under the bylaws shall be made by the shareholders, or a majority vote of the directors not party to the action or of the members of a committee of the board not party to the action, or by independent legal counsel by written legal opinion.  Finally, the bylaws also provide that the company may purchase or maintain insurance on behalf of a current or former director, officer, employee or agent against any liability asserted against him or incurred by him in any such capacity, whether or not the company would have the power or the obligation to indemnify him against such liability.

Under Section 18.108 of the Delaware Limited Liability Company Act, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever, subject to any restrictions set forth in its limited liability company agreement.  The limited liability company agreement applicable to BergdorfGoodman.com, LLC, provides for the indemnification of owners, managers, officers, employees or other agents of the company to the fullest extent permitted by applicable law.  In addition, it authorizes the managers, on behalf of the company, to enter into indemnity agreements from time to time with any person entitled to be indemnified by the company under these provisions, upon such terms and conditions as the managers deem appropriate in their business judgment.  The agreement also provides that the company may purchase and maintain insurance on behalf of any person who is or was an agent of the company against any liability asserted against such person and incurred by such person in any such capacity, whether or not the company would have the power to indemnify such person against such liability under the agreement or under applicable law.

Bergdorf Goodman, Inc. and Bergdorf Graphics, Inc. are incorporated under the laws of the State of New York.  Section 722 of the New York Business Corporation Law permits a New York corporation to indemnify its directors and officers in connection with actions or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are directors or officers of the corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein.  Such indemnification shall only be authorized if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings (other than one by or in the right of the corporation), if such person had no reasonable cause to believe that his conduct was unlawful.  Section 721 of the New York Business Corporation Law states that the indemnification provided for by Article 7 thereof shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.  The bylaws of Bergdorf Goodman, Inc. and Bergdorf Graphics, Inc. both provide for the indemnification of directors and officers to the full extent provided in the New York Business Corporation Law.

NEMA Beverage Corporation, NEMA Beverage Holding Corporation and NEMA Beverage Parent Corporation are incorporated under the laws of the State of Texas.  Chapter 8 of the Texas Business Organizations Code (TBOC) authorizes indemnification of directors of Texas corporations, provided that the director to be indemnified conducted himself in good faith and reasonably believed that, in the case of conduct in his official capacity as a director or officer of the corporation, such conduct was in the corporation’s best interests; and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests.  If a director is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.  In the case of a criminal proceeding, a director or officer may be indemnified only if he had no reasonable cause to believe his conduct was unlawful.  If a director or officer is wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.  The TBOC further provides that a corporation may indemnify and advance expenses to an officer, employee or agent of the corporation, and to those who are not or were not officers, employees or agents but who are or were serving at the request of the corporation, to the same extent that it my indemnify and advance expenses to directors.  Certificates of incorporation and bylaws of NEMA Beverage Corporation, NEMA Beverage Holding Corporation and NEMA Beverage Parent Corporation provide for the indemnification of their directors, officers, employees or agents to the maximum extent permitted by law, for and against all expenses, including, without limitation, attorney’s fees, court costs, expert witness fees, judgment, decrees, fines, penalties and other expenses incurred by the person in connection with the proceeding.

Worth Avenue Leasing Company is incorporated under the laws of the State of Florida.  Section 607.0850 of the Florida Business Corporation Act generally permits indemnification of directors, officers, employees and other agents of a corporation, provided such person acted in good faith and in a manner he reasonably believed to be in the corporation’s best interests, did not derive an improper personal benefit from his action, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.  Determination of whether this standard of conduct has been met is subject to specific procedures set forth in the statute, except that when the agent has been successful on the merits, indemnification for actual and reasonable expenses is mandatory.  Section 607.0850 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

NMGP, LLC is organized under the laws of the State of Virginia.  Under Section 13.1-1009 of the Limited Liability Company Act, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its articles of organization or an operating agreement.  The operating agreement of NMGP, LLC authorizes the company to indemnify any owner, manager, officer, employee or other agent of the company to the fullest extent permitted by applicable law.  Managers of NMGP, LLC are also authorized, on behalf of the company, to enter into indemnity agreements from time to time with any person entitled to be indemnified by the company hereunder, upon such terms and conditions as the managers deem appropriate in their business judgment.  Finally, the company has the power to purchase and maintain insurance on behalf of any person who is or was an agent of the company against any liability asserted against such person and incurred by such person in any such capacity, whether or not the company would have the power to indemnify such person against such liability under the provisions of the operating agreement or under applicable law.

NM Nevada Trust is organized under the laws of the State of Massachusetts.  The agreement and declaration of trust for NM Nevada Trust provides for the indemnification of trustees, officers, employees and agents, except with respect to any matter as to which such covered person shall have been finally adjudicated to be liable to the trust or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.  It also provides for advance payment for expenses incurred by a person covered by the indemnification provisions, and for indemnification of compromise payments or other payments made without adjudication, subject to certain conditions and restrictions.  This right of indemnification is not exclusive of and does not affect any other right to which a person may be entitled, nor does it affect the power of the trust to purchase and maintain liability insurance on behalf of any such person, provided, however, that the trust shall not purchase or maintain any such liability insurance in contravention of applicable law.

Item 15.  Recent Sales of Unregistered Securities.

Since August 2, 2008, the registrants have issued and sold the following securities without registration under the Securities Act.

•      On May 1, 2010, Thomas P. Stangle gifted 173.0104 shares of common stock owned by him to the Thomas P. & Vicki M. Stangle Family Living Trust.  The shares of parent common stock were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and the certificate representing the securities issued in this transaction included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities.

•      On September 21, 2010, Burton M. Tansky exercised options in a net physical settlement to purchase 3,742.2145 shares of common stock of parent at an exercise price of $361.25 per share and gifted 1,833.0526 shares to the Tansky Family 2007 Children and Grandchildren Trusts.  The shares of parent common stock were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and the certificate representing the securities issued in this transaction included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities.

Item 16.  Exhibits and Financial Statement Schedule.

(a)           Exhibits

A list of exhibits filed with this Post-Effective Amendment No. 8 to the registration statement on Form S-1 is set forth on the Exhibit Index and is incorporated in this Item 16(a) by reference.

(b)           Financial Statement Schedule

Schedule II—Valuation and Qualifying Accounts and Reserves included in our parent’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011 incorporated by reference in this prospectus.

Item 17.  Undertakings.

Each of the undersigned registrants hereby undertakes as follows:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(B)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(C)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)           that, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A)          Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(B)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(C)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(D)          Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Neiman Marcus Group, Inc. has duly caused this Post-Effective Amendment No. 8 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22nd day of September, 2011.

THE NEIMAN MARCUS GROUP, INC.

By:	/s/ NELSON A. BANGS
Nelson A. Bangs
Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of September, 2011.

Signature	Capacity	Date

*	President and Chief Executive Officer	September 22, 2011
Karen W. Katz

*	Executive Vice President, Chief Operating Officer	September 22, 2011
James E. Skinner	and Chief Financial Officer

*	Senior Vice President and	September 22, 2011
T. Dale Stapleton	Chief Accounting Officer

*	Director	September 22, 2011
David A. Barr

*	Director	September 22, 2011
Jonathan Coslet

*	Director	September 22, 2011
James G. Coulter

*	Director	September 22, 2011
John G. Danhakl

*	Director	September 22, 2011
Sidney Lapidus

*	Director	September 22, 2011
Kewsong Lee

*	Director	September 22, 2011
Susan C. Schnabel

*	Director	September 22, 2011
Burton M. Tansky

*	Director	September 22, 2011
Carrie Wheeler

*By:	/s/ NELSON A. BANGS
Nelson A. Bangs, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Neiman Marcus, Inc. has duly caused this Post-Effective Amendment No. 8 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22nd day of September, 2011.

NEIMAN MARCUS, INC.

By:	/s/ NELSON A. BANGS
Nelson A. Bangs
Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of September, 2011.

Signature	Capacity	Date

*	President and Chief Executive Officer	September 22, 2011
Karen W. Katz

*	Executive Vice President, Chief Operating Officer	September 22, 2011
James E. Skinner	and Chief Financial Officer

*	Senior Vice President and	September 22, 2011
T. Dale Stapleton	Chief Accounting Officer

*	Director	September 22, 2011
David A. Barr

*	Director	September 22, 2011
Jonathan Coslet

*	Director	September 22, 2011
James G. Coulter

*	Director	September 22, 2011
John G. Danhakl

*	Director	September 22, 2011
Sidney Lapidus

*	Director	September 22, 2011
Kewsong Lee

*	Director	September 22, 2011
Susan C. Schnabel

*	Director	September 22, 2011
Burton M. Tansky

*	Director	September 22, 2011
Carrie Wheeler

*By:	/s/ NELSON A. BANGS
Nelson A. Bangs, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NM Financial Services, Inc. has duly caused this Post-Effective Amendment No. 8 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22nd day of September, 2011.

NM FINANCIAL SERVICES, INC.

By:	/s/ NELSON A. BANGS
Nelson A. Bangs
Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of September, 2011.

Signature	Capacity	Date

*	President, Chief Executive Officer and Director	September 22, 2011
Karen W. Katz

*	Vice President, Assistant Secretary and Director	September 22, 2011
Nelson A. Bangs

*By:	/s/ NELSON A. BANGS
Nelson A. Bangs, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, BergdorfGoodman.com, LLC. has duly caused this Post-Effective Amendment No. 8 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22nd day of September, 2011.

BERGDORFGOODMAN.COM, LLC

By:	/s/ NELSON A. BANGS
Nelson A. Bangs
Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of September, 2011.

Signature	Capacity	Date

*	President and Chief Executive Officer	September 22, 2011
John E. Koryl

*	Vice President and Manager	September 22, 2011
James E. Skinner

*	Vice President and Controller	September 22, 2011
T. Dale Stapleton

*	Manager and Vice President	September 22, 2011
Karen W. Katz

*	Manager, Vice President and Assistant Secretary	September 22, 2011
Nelson A. Bangs

*By:	/s/ NELSON A. BANGS
Nelson A. Bangs, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bergdorf Goodman, Inc. has duly caused this Post-Effective Amendment No. 8 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22nd day of September, 2011.

BERGDORF GOODMAN, INC.

By:	/s/ NELSON A. BANGS
Nelson A. Bangs
Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of September, 2011.

Signature	Capacity	Date

*	Chairman and Chief Executive Officer	September 22, 2011
James J. Gold

*	Vice President and Director	September 22, 2011
James E. Skinner

*	Vice President and Controller	September 22, 2011
T. Dale Stapleton

*	Vice President and Director	September 22, 2011
Karen W. Katz

*	Vice President and Director	September 22, 2011
Nelson A. Bangs

*By:	/s/ NELSON A. BANGS
Nelson A. Bangs, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Bergdorf Graphics, Inc. has duly caused this Post-Effective Amendment No. 8 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22nd day of September, 2011.

BERGDORF GRAPHICS, INC.

By:	/s/ NELSON A. BANGS
Nelson A. Bangs
Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of September, 2011.

Signature	Capacity	Date

*	President and Chief Executive Officer	September 22, 2011
James J. Gold

*	Vice President, Chief Financial Officer, Controller and Director	September 22, 2011
James E. Skinner

*	Vice President, Assistant Secretary and Director	September 22, 2011
Nelson A. Bangs

*	Vice President and Director	September 22, 2011
Karen W. Katz

*	Vice President and Director	September 22, 2011
Sandra Brooslin Viviano

*By:	/s/ NELSON A. BANGS
Nelson A. Bangs, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NEMA Beverage Corporation has duly caused this Post-Effective Amendment No. 8 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22nd day of September, 2011.

NEMA BEVERAGE CORPORATION

By:	/s/ NELSON A. BANGS
Nelson A. Bangs
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of September, 2011.

Signature	Capacity	Date

*	President and Director	September 22, 2011
Nelson A. Bangs

*	Vice President, Secretary and Treasurer	September 22, 2011
Brenda A. Sanders

*By:	/s/ NELSON A. BANGS
Nelson A. Bangs, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NEMA Beverage Holding Corporation has duly caused this Post-Effective Amendment No. 8 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22nd day of September, 2011.

NEMA BEVERAGE HOLDING CORPORATION

By:	/s/ NELSON A. BANGS
Nelson A. Bangs
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of September, 2011.

Signature	Capacity	Date

*	President and Director	September 22, 2011
Nelson A. Bangs

*	Vice President, Secretary and Treasurer	September 22, 2011
Brenda A. Sanders

*By:	/s/ NELSON A. BANGS
Nelson A. Bangs, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NEMA Beverage Parent Corporation has duly caused this Post-Effective Amendment No. 8 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22nd day of September, 2011.

NEMA BEVERAGE PARENT CORPORATION

By:	/s/ NELSON A. BANGS
Nelson A. Bangs
President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of September, 2011.

Signature	Capacity	Date

*	President and Director	September 22, 2011
Nelson A. Bangs

*	Vice President, Secretary and Treasurer	September 22, 2011
Brenda A. Sanders

*By:	/s/ NELSON A. BANGS
Nelson A. Bangs, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Worth Avenue Leasing Company has duly caused this Post-Effective Amendment No. 8 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22nd day of September, 2011.

WORTH AVENUE LEASING COMPANY

By:	/s/ NELSON A. BANGS
Nelson A. Bangs
Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of September, 2011.

Signature	Capacity	Date

*	President, Chief Executive Officer and Director	September 22, 2011
Karen W. Katz

*	Vice President, Treasurer and Director	September 22, 2011
James E. Skinner

*	Vice President, Assistant Secretary and Director	September 22, 2011
Nelson A. Bangs

*By:	/s/ NELSON A. BANGS
Nelson A. Bangs, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NMGP, LLC has duly caused this Post-Effective Amendment No. 8 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22nd day of September, 2011.

NMGP, LLC

By:	/s/ NELSON A. BANGS
Nelson A. Bangs
Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of September, 2011.

Signature	Capacity	Date

*	President, Chief Executive Officer and Manager	September 22, 2011
Karen W. Katz

*	Chief Financial Officer and Manager	September 22, 2011
James E. Skinner

*	Vice President and Controller	September 22, 2011
T. Dale Stapleton

*	Vice President and Manager	September 22, 2011
Nelson A. Bangs

*By:	/s/ NELSON A. BANGS
Nelson A. Bangs, as attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NM Nevada Trust has duly caused this Post-Effective Amendment No. 8 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 22nd day of September, 2011.

NM NEVADA TRUST

By:	/s/ NELSON A. BANGS
Nelson A. Bangs
Vice President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 8 to the Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of September, 2011.

Signature	Capacity	Date

*	President and Chief Executive Officer	September 22, 2011
Karen W. Katz

*	Vice President, Clerk and Treasurer	September 22, 2011
Nelson A. Bangs

*By:	/s/ NELSON A. BANGS
Nelson A. Bangs, as attorney-in-fact

Signature	Capacity	Date

NM FINANCIAL SERVICES, INC.	Trustee	September 22, 2011

*By:	/s/ NELSON A. BANGS
Nelson A. Bangs, Vice President

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1

Agreement and Plan of Merger, dated May 1, 2005, among The Neiman Marcus Group, Inc., Newton Acquisition, Inc., and Newton Merger Sub, Inc., incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010.

2.2

Purchase, Sale and Servicing Transfer Agreement dated as of June 8, 2005, among The Neiman Marcus Group, Inc., Bergdorf Goodman, Inc., HSBC Bank Nevada, N.A. and HSBC Finance Corporation, incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010.

3.1	Amended and Restated Certificate of Incorporation of Neiman Marcus, Inc., incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2011.

3.2	Amended and Restated Bylaws of Neiman Marcus, Inc., incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2011.

3.3	Amended and Restated Certificate of Incorporation of The Neiman Marcus Group, Inc. (1)

3.4	Amended and Restated By-Laws of The Neiman Marcus Group, Inc. (1)

3.5	Certificate of Incorporation of NM Financial Services, Inc. (1)

3.6	By-Laws of NM Financial Services, Inc. (1)

3.7	Certificate of Formation of BergdorfGoodman.com, LLC. (1)

3.8	Limited Liability Company Agreement for BergdorfGoodman.com, LLC. (1)

3.9	Certificate of Incorporation of Bergdorf Goodman, Inc. (1)

3.10	By-Laws of Bergdorf Goodman, Inc. (1)

3.11	Certificate of Incorporation of Bergdorf Graphics, Inc. (1)

3.12	By-Laws of Bergdorf Graphics, Inc. (1)

3.13	Articles of Incorporation of NEMA Beverage Corporation. (1)

3.14	Restated and Amended Bylaws of NEMA Beverage Corporation. (1)

3.15	Articles of Incorporation of NEMA Beverage Holding Corporation. (1)

3.16	Bylaws of NEMA Beverage Holding Corporation. (1)

3.17	Articles of Incorporation of NEMA Beverage Parent Corporation. (1)

3.18	Bylaws of NEMA Beverage Parent Corporation. (1)

3.19	Articles of Incorporation of Worth Avenue Leasing Company. (1)

3.20	Bylaws of Worth Avenue Leasing Company. (1)

3.21	Articles of Organization of NMGP, LLC. (1)

3.22	Limited Liability Company Agreement for NMGP, LLC. (1)

3.23	Agreement and Declaration of Trust of NM Nevada Trust. (1)

3.24	Amended and Restated Bylaws of NM Nevada Trust. (1)

4.1

Indenture, dated as of May 27, 1998, between The Neiman Marcus Group, Inc. and The Bank of New York, as trustee, incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended August 1, 2009.

4.2	Form of 7.125% Senior Debentures Due 2028, dated May 27, 1998, incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended August 1, 2009.

4.3

Senior Subordinated Indenture dated as of October 6, 2005, among Newton Acquisition, Inc., Newton Acquisition Merger Sub, Inc., the Subsidiary Guarantors, and U.S. Bank National Association as successor trustee to Wells Fargo Bank, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended October 30, 2010.

4.4	Form of 10 ⅜% Senior Subordinated Notes due 2015, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended October 30, 2010.

4.5

Registration Rights Agreement dated October 6, 2005, among Newton Acquisition, Inc., Newton Acquisition Merger Sub, Inc., the Subsidiary Guarantors, The Neiman Marcus Group, Inc., and the Initial Purchasers, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended October 30, 2010.

4.6

First Supplemental Indenture, dated as of July 11, 2006, to the Indenture, dated as of May 27, 1998, among The Neiman Marcus Group, Inc., Neiman Marcus, Inc., and The Bank of New York Trust Company, N.A., as successor trustee, incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011.

4.7

Second Supplemental Indenture, dated as of August 14, 2006, to the Indenture, dated as of May 27, 1998, among The Neiman Marcus Group, Inc., Neiman Marcus, Inc., and The Bank of New York Trust Company, N.A., as successor trustee, incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011.

5.1	Opinion of Cleary Gottlieb Steen and Hamilton LLP regarding the validity of the securities offered hereby. (1)

5.2	Opinions of Kirkpatrick & Lockhart Nicholson Graham LLP as to all matters governed by the States of California, Texas, Florida and Virginia. (1)

5.3	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP as to all matters governed by the State of Massachusetts. (1)

10.1*

Rollover Agreement dated as of October 4, 2005 by and among The Neiman Marcus Group, Inc., Newton Acquisition, Inc., and Burton M. Tansky, incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended August 1, 2009.

10.2*

Amendment to Letter Agreement effective as of January 1, 2009 by and between Neiman Marcus, Inc., a Delaware corporation, and Burton M. Tansky, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2009.

10.3*

Second Amendment to Letter Agreement dated April 26, 2010 by and between Neiman Marcus, Inc., a Delaware corporation, and Burton M. Tansky, incorporated herein by reference to Neiman Marcus, Inc.’s Current Report on Form 8-K dated April 28, 2010.

10.4*

Director Services Agreement dated April 26, 2010 by and among Neiman Marcus, Inc., The Neiman Marcus Group, Inc., and Burton M. Tansky, incorporated herein by reference to Neiman Marcus, Inc.’s Current Report on Form 8-K dated April 28, 2010.

10.5*

Form of Rollover Agreement by and among The Neiman Marcus Group, Inc., Newton Acquisition, Inc. and certain members of management, incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended August 1, 2009.

10.6

Second Amended and Restated Credit Agreement, dated as of May 17, 2011, among The Neiman Marcus Group, Inc., Neiman Marcus, Inc., the other borrowers named therein, the subsidiaries of The Neiman Marcus Group, Inc. from time to time party thereto, Bank of America, N.A., as administrative agent and co-collateral agent, Wells Fargo Bank, National Association (as successor to Wells Fargo Retail Finance, LLC), as co-collateral agent, and the lenders thereunder, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2011.

10.7

Credit Agreement dated as of October 6, 2005, as amended and restated as of November 17, 2010, as further amended and restated as of May 16, 2011, among the lenders thereunder, Credit Suisse, as administrative agent and as collateral agent for such lenders, Neiman Marcus, Inc., The Neiman Marcus Group, Inc. and each subsidiary of The Neiman Marcus Group, Inc. from time to time party thereto, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2011.

10.8

Amended and Restated Pledge and Security Agreement dated as of July 15, 2009 by and among The Neiman Marcus Group, Inc., Neiman Marcus, Inc., subsidiaries named therein and Bank of America, N.A., as administrative agent and co-collateral agent, incorporated herein by reference to Neiman Marcus, Inc.’s Current Report on Form 8-K dated July 16, 2009.

10.9

Substitution of Agent and Joinder Agreement, dated as of July 15, 2009, among Deutsche Bank Trust Company Americas, Credit Suisse and Bank of America, N.A., incorporated herein by reference to Neiman Marcus, Inc.’s Current Report on Form 8-K dated July 16, 2009.

10.10

Pledge and Security and Intercreditor Agreement dated as of October 6, 2005, among Newton Acquisition Merger Sub, Inc., The Neiman Marcus Group, Inc., Newton Acquisition, Inc., the Subsidiary Guarantors and Credit Suisse, as administrative agent and collateral agent, incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended August 1, 2009.

10.11

Amendment No. 1, dated as of March 28, 2006, to the Pledge and Security Intercreditor Agreement dated as of October 6, 2005, among Neiman Marcus, Inc., The Neiman Marcus Group, Inc., the Subsidiaries party thereto and Credit Suisse, as administrative agent and collateral agent, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 29, 2011.

10.12

Lien Subordination and Intercreditor Agreement dated as of October 6, 2005, among Newton Acquisition, Inc., Newton Acquisition Merger Sub, Inc., the Subsidiary Guarantors, Deutsche Bank Trust Company Americas, as revolving facility agent, and Credit Suisse, as term loan agent, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended October 30, 2010.

10.13

Amendment No. 1, dated as of May 16, 2011, to the Lien Subordination and Intercreditor Agreement dated as of October 6, 2005, among Neiman Marcus, Inc., The Neiman Marcus Group, Inc., each subsidiary from time to time party thereto, and Credit Suisse, as term loan agent, and Bank of America, N.A., as revolving loan agent, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2011.

10.14

Form of First Priority Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement from The Neiman Marcus Group, Inc. to Credit Suisse, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended October 30, 2010.

10.15

Form of First Priority Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement from The Neiman Marcus Group, Inc. to Credit Suisse, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended October 30, 2010.

10.16

Form of Second Priority Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement from The Neiman Marcus Group, Inc. to Deutsche Bank Trust Company Americas, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended October 30, 2010.

10.17

Form of Second Priority Leasehold Mortgage, Assignment of Lease and Rents, Security Agreement and Financing Statement from The Neiman Marcus Group, Inc. to Deutsche Bank Trust Company Americas, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended October 30, 2010.

10.18

Form of First Amendment to Second Priority Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement from The Neiman Marcus Group, Inc. to Bank of America, N.A., incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended August 1, 2009.

10.19*	Neiman Marcus, Inc. Management Equity Incentive Plan, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 29, 2011.

10.20*

Amendment to the Neiman Marcus, Inc. Management Equity Incentive Plan effective as of January 1, 2009, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2009.

10.21*

Second Amendment to the Neiman Marcus, Inc. Management Equity Incentive Plan effective as of November 16, 2009, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2009.

10.22*

Amendment No. Three to the Neiman Marcus, Inc. Management Equity Incentive Plan effective as of January 4, 2011, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 29, 2011.

10.23*

Amendment No. Four to the Neiman Marcus, Inc. Management Equity Incentive Plan effective as of May 1, 2011, incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011.

10.24*

Amended and Restated Stock Option Grant Agreement dated April 2, 2010 between Neiman Marcus, Inc. and Burton M. Tansky, incorporated herein by reference to Neiman Marcus, Inc.’s Current Report on Form 8-K dated April 28, 2010.

10.25*

Form of Amended and Restated Stock Option Grant Agreement between Neiman Marcus, Inc. and certain eligible key employees, incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011.

10.26*

Stock Option Grant Agreement dated September 30, 2010 between Neiman Marcus, Inc. and Karen Katz, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 29, 2011.

10.27*

Stock Option Grant Agreement dated September 30, 2010 between Neiman Marcus, Inc. and James E. Skinner, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 29, 2011.

10.28*

Stock Option Grant Agreement dated September 30, 2010 between Neiman Marcus, Inc. and James J. Gold, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 29, 2011.

10.29*

Stock Option Grant Agreement dated October 5, 2009 between Neiman Marcus, Inc. and Gerald A. Barnes, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 29, 2011.

10.30*

Employment Agreement dated April 26, 2010 by and between The Neiman Marcus Group, Inc. and Karen Katz, incorporated herein by reference to Neiman Marcus, Inc.’s Current Report on Form 8-K dated April 28, 2010.

10.31*

Amendment to Employment Agreement effective December 31, 2010 by and between Neiman Marcus, Inc., The Neiman Marcus Group, Inc. and Karen Katz, incorporated herein by reference to Neiman Marcus, Inc.’s Current Report on Form 8-K dated December 2, 2010.

10.32

Letter Agreement dated June 8, 2010 by and between The Neiman Marcus Group, Inc. and Marita O’Dea Glodt, incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011.

10.33

Letter Agreement dated April 2, 2009 by and between The Neiman Marcus Group, Inc. and Phillip L. Maxwell, incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011.

10.34

Management Services Agreement, dated as of October 6, 2005 among Newton Acquisition Merger Sub, Inc., Newton Acquisition, Inc., TPG GenPar IV, L.P., TPG GenPar III, L.P. and Warburg Pincus LLC, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended April 30, 2011.

10.35

Registration Rights Agreement, dated as of October 6, 2005, among Newton Acquisition Merger Sub, Inc., Newton Acquisition, Inc., Newton Holding, LLC and the “Holders” identified therein as parties thereto, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 29, 2011.

10.36

Amended and Restated Credit Card Program Agreement, dated as of September 23, 2010, by and among The Neiman Marcus Group, Inc., Bergdorf Goodman, Inc., HSBC Bank Nevada, N.A. and HSB Card Services, Inc., incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010. (3)

10.37

Amended and Restated Servicing Agreement, dated as of September 23, 2010, by and between The Neiman Marcus Group, Inc. and HSBC Bank Nevada, N.A., incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010. (3)

10.38*

Form of Confidentiality, Non-Competition and Termination Benefits Agreement by and between The Neiman Marcus Group, Inc. and certain eligible key employees, incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011.

10.39*

Form of Amendment to the Confidentiality, Non-Competition and Termination Benefits Agreement effective as of January 1, 2009 by and between The Neiman Marcus Group, Inc., a Delaware corporation, and certain eligible key employees, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2009.

10.40

Stockholder Agreement, dated as of May 1, 2005, among Newton Acquisition, Inc., Newton Acquisition Merger Sub, Inc. and the other parties signatory thereto, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended May 1, 2010.

10.41*	Neiman Marcus, Inc. Cash Incentive Plan amended as of January 21, 2008, incorporated herein by reference to the Neiman Marcus, Inc. Quarterly Report on Form 10-Q for the quarter ended April 26, 2008.

10.42

Management Stockholders’ Agreement dated as of October 6, 2005 between Newton Acquisition, Inc., Newton Holding, LLC, TPG Newton III, LLC, TPG Partners IV, L.P., TPG Newton Co-Invest I, LLC, Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII C.V. I, Warburg Pincus Germany Private Equity VIII K.G , Warburg Pincus Private Equity IX, L.P., and the other parties signatory thereto, incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011.

10.43

Amendment to the Management Stockholders’ Agreement effective as of January 1, 2009 by and between Neiman Marcus, Inc., a Delaware corporation, Newton Holding, LLC, TPG Newton III, LLC, TPG Partners IV, L.P., TPG Newton Co-Invest I, LLC, Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII C.V. I, Warburg Pincus Germany Private Equity VIII K.G., Warburg Pincus Private Equity IX, L.P., and the other parties signatory thereto, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2009.

10.44*

The Neiman Marcus Group, Inc. Key Employee Deferred Compensation Plan amended and restated effective January 1, 2008, incorporated herein by reference to the Neiman Marcus, Inc. Quarterly Report on Form 10-Q for the quarter ended April 26, 2008.

10.45*

Amendment No. 1 effective as of January 1, 2009 to The Neiman Marcus Group, Inc. Key Employee Deferred Compensation Plan, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2009.

10.46

The Neiman Marcus Group, Inc. Supplemental Executive Retirement Plan as amended and restated effective January 1, 2009, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2009.

10.47

The Neiman Marcus Group, Inc. Defined Contribution Supplemental Executive Retirement Plan, as amended and restated effective as of January 1, 2008, incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended August 2, 2008.

10.48

Amendment No. 1 effective January 1, 2009 to the Amended and Restated Neiman Marcus Group, Inc. Defined Contribution Supplemental Executive Retirement Plan, incorporated herein by reference to Neiman Marcus, Inc.’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2009.

10.49*

Employment Agreement dated July 22, 2010 by and among Neiman Marcus, Inc., The Neiman Marcus Group, Inc., and James E. Skinner, incorporated herein by reference to Neiman Marcus, Inc.’s Current Report on Form 8-K dated July 28, 2010.

10.50*

Employment Agreement dated July 22, 2010 by and among Neiman Marcus, Inc., The Neiman Marcus Group, Inc. and James J. Gold, incorporated herein by reference to Neiman Marcus, Inc.’s Current Report on Form 8-K dated July 28, 2010.

10.51

Amendment No. 2 to the Amended and Restated Neiman Marcus Group, Inc. Defined Contribution Supplemental Executive Retirement Plan dated July 17, 2010, incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010.

10.52

Amendment No. 1 to The Neiman Marcus Group, Inc. Defined Contribution Supplemental Executive Retirement Plan dated July 17, 2010, incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 31, 2010.

12.1	Computation of Ratio of Earnings to Fixed Charges, incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011.

21.1	Subsidiaries of Neiman Marcus, Inc., incorporated herein by reference to Neiman Marcus, Inc.’s Annual Report on Form 10-K for the fiscal year ended July 30, 2011.

23.1	Consent of Ernst & Young LLP. (2)

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1). (1)

23.4	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (included in Exhibit 5.2). (1)

23.5	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.3). (1)

24.1	Powers of Attorney, except with respect to Ms. Schnabel, Mr. Koryl and Ms. Viviano. (1)

24.2	Powers of Attorney for Ms. Schnabel. (2)

24.3	Power of Attorney for Mr. Koryl. (2)

24.4	Power of Attorney for Ms. Viviano. (2)

25.1	Form T-1 statement of eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee. (2)

(1)           Previously filed

(2)           Filed herewith

(3)           Portions of these exhibits have been omitted pursuant to a request for confidential treatment.

*              Current management contract or compensatory plan or arrangement.